UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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International Assets Holding Corporation

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INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. Central Parkway

Suite 2060

Altamonte Springs, Florida 32701

January 15, 2009

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of International Assets Holding Corporation to be held at the Embassy Suites—Orlando North at 225 Shorecrest Drive, Altamonte Springs, Florida on Thursday, February 26, 2009 at 10:00 a.m. Eastern Standard Time.

At the meeting, shareholders will be asked to vote on the election of seven directors; the ratification of the appointment of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm for the Company’s 2009 fiscal year; to approve an amendment to the Company’s 2003 Stock Option Plan; to approve an amendment to the Company’s 2007 Executive Performance Plan; and to transact such other business as may properly come before the meeting.

The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered at the meeting.

Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting.

Thank you for your continued support of International Assets Holding Corporation.

Sincerely,

Diego J. Veitia Chairman

INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. CENTRAL PARKWAY, SUITE 2060

ALTAMONTE SPRINGS, FLORIDA 32701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

FEBRUARY 26, 2009

TO THE SHAREHOLDERS OF

INTERNATIONAL ASSETS HOLDING CORPORATION

The annual meeting of the shareholders of International Assets Holding Corporation, a Delaware corporation (the “Company”), will be held on Thursday, February 26, 2009, at 10:00 a.m. Eastern Standard Time, at the Embassy Suites—Orlando North at 225 Shorecrest Drive, Altamonte Springs, Florida, for the following purposes:

1. To elect seven directors.

2. To ratify the appointment of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm for the 2009 fiscal year.

3. To approve an amendment to the Company’s 2003 Stock Option Plan to increase the total number of shares authorized for issuance under the plan from 1,500,000 shares to 2,250,000 shares.

4. To approve an amendment to the Company’s 2007 Executive Performance Plan to amend the criteria utilized to determine the level of compensation payable under the Plan.

5. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on January 2, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. We hope that you will attend the meeting, but if you cannot do so, please complete, date and sign the enclosed proxy card, and return it in the accompanying envelope as promptly as possible. Returning the enclosed proxy card will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors

SEAN M. O’CONNOR
Chief Executive Officer

Altamonte Springs, Florida

January 15, 2009

INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. Central Parkway

Suite 2060

Altamonte Springs, Florida 32701

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

FEBRUARY 26, 2009

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of International Assets Holding Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of shareholders to be held on Thursday, February 26, 2009, at 10:00 a.m. (Eastern Standard Time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Embassy Suites—Orlando North at 225 Shorecrest Drive, Altamonte Springs, Florida. The Company intends to mail this proxy statement and accompanying proxy card on or about January 15, 2009 to all shareholders entitled to vote at the annual meeting.

ABOUT THE MEETING

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on January 2, 2009 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

VOTING

What am I voting on?

You are being asked to vote on four items:

1. The election of seven directors (see page 5).

2. The ratification of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm for the 2009 fiscal year (see page 26).

3. To approve an amendment to the Company’s 2003 Stock Option Plan to increase the total number of shares authorized for issuance under the plan from 1,500,000 shares to 2,250,000 shares (see page 29).

4. To approve an amendment to the Company’s 2007 Executive Performance Plan to amend the criteria utilized to determine the level of compensation payable under the Plan (see page 33).

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are four ways to vote:

•	By toll free telephone at 1-866-540-5760.

•	By internet at www.proxyvoting.com/iaac

•	By completing and returning your proxy card in the postage-paid envelope provided by the Company; or

•	By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the deadline for voting via Internet or telephone?

Internet and telephone voting is available through 11:59 p.m. Eastern Standard Time on Wednesday, February 25, 2009 (the day before the annual meeting).

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1. FOR each of the persons nominated by the Board of Directors to serve as directors.

2. FOR the ratification of the appointment of Rothstein, Kass & Company, P.C. as independent registered public accounting firm for the 2009 fiscal year.

3. FOR approval of the amendment to the Company’s 2003 Option Plan.

4. FOR approval of the amendment to the Company’s 2007 Executive Performance Plan.

Unless you give contrary instructions on your proxy card, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card would authorize Diego Veitia and Sean O’Connor to vote on such matters in their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

You will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 9,045,551 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 4,522,776 shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

In the election of directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For each other proposal, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

If a broker indicates on the proxy that it does not have discretionary authority as to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I change my vote?

Yes. You may change your vote by sending in a new proxy card with a later date, by casting a new vote by telephone or internet, or, if you are a shareholder of record, sending written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on January 2, 2009 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

•	FOR each of the nominees for director named in this proxy statement.

•	FOR ratification of the appointment of Rothstein, Kass & Company, P.C. as the independent registered public accounting firm for the Company for the 2009 fiscal year.

•	FOR the approval of the amendment to the Company’s 2003 Stock Option Plan.

•	FOR approval of the amendment to the Company’s 2007 Executive Performance Plan.

PROPOSAL 1 – ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company is fixed, and may be increased or decreased by resolution of the Board of Directors. Currently, the Board has fixed the number of directors at seven persons.

The Nominating & Governance Committee has nominated and the Board of Directors has approved the nominations of seven persons to serve as directors until the 2009 annual meeting, or until each director’s successor is elected and qualified. Each of the nominees has agreed to serve if elected. The nominees are as follows:

Name of Nominee	Age	Director Since

Diego J. Veitia	65	1987
Sean M. O’Connor	46	2002
Scott J. Branch	46	2002
Robert A. Miller, Ph.D.	66	1998
John Radziwill	61	2002
Justin R. Wheeler	36	2004
John M. Fowler	59	2005

The background of each nominee for director is as follows:

Diego J. Veitia founded the Company in 1987 and served as Executive Chairman of the Board until September 30, 2006. Mr. Veitia currently serves as non-executive Chairman of the Board and has done so since October 2006. He served as Chief Executive Officer of the Company from its inception in 1987 until October 2002. Mr. Veitia also serves as Chairman of Veitia and Associates, Inc., a private investment company.

Sean M. O’Connor joined the Company in October 2002 as Chief Executive Officer. In December 2002, he was elected to the Board of Directors. From 1994 until 2002, Mr. O’Connor was Chief Executive Officer of Standard New York Securities, a division of Standard Bank. From 1999 until 2002, Mr. O’Connor also served as Executive Director of Standard Bank London, Ltd., a United Kingdom bank and subsidiary of the Standard Bank of South Africa.

Scott J. Branch joined the Company in October 2002 as President. In December 2002, he was elected to the Board of Directors. Mr. Branch was General Manager of Standard Bank London, Ltd. from 1995 until 2002. During this period, he also served in other capacities for Standard Bank, including management of its banking and securities activities in the Eastern Mediterranean Region and management of its forfaiting and syndications group.

Robert A. Miller, Ph.D. was elected as a director of the Company in February, 1998. He currently acts as an independent consultant and is a member of the board of directors of The Dreman Contrarian Trust and serves on its audit committee. From 2005 to August 2007, Dr. Miller served as Interim Senior Vice President and Provost of Roger Williams University, Bristol, Rhode Island. From 1998 to 2005, he was President of Nazareth College in Rochester, New York. He also served as a director of Bergmann Associates, LLC, a privately owned architectural and engineering firm based in Rochester, New York from 2000 to 2004.

John Radziwill was elected as a director of the Company in December 2002. Mr. Radziwill is currently a director of Lionheart Group, Inc., USA Micro Cap Value Co. Ltd, Goldcrown Group Limited, New York Holdings Limited, Acquisitor Plc and Acquisitor Holdings (Bermuda) Ltd. In the past five years, he has also served as a director of Interequity Capital Corporation, GP and Radix Organization Inc. Mr. Radziwill is a member of the Bar of England and Wales.

Justin R. Wheeler was elected as a director of the Company in November 2004. Since 2000, he has been employed by Leucadia National Corporation, the Company’s largest shareholder, and has served as President of its Asset Management Group since 2006. Mr. Wheeler was also appointed Vice President of Leucadia in 2006. He has previously served as President and Chief Executive Officer of American Investment Bank, N. A., a subsidiary of Leucadia.

John M. Fowler has been a private investor since 1998. From 1996 to 1998, Mr. Fowler was the Chief Financial Officer, Executive Vice President and Director of Moneygram Payment Systems, Inc. He also served as an Executive Vice President of the Travelers Group, Inc. (now Citigroup, Inc.) from 1986 to 1994.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, the Board of Directors provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management.

There are three committees of the Board of Directors — the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. Committee assignments are re-evaluated annually and approved during the Board meeting which follows the annual meeting of shareholders. The Board of Directors has adopted charters for all of its Committees. Copies of these charters can be found on the Company’s website at http://www.intlassets.com.

During the fiscal year ended September 30, 2008, the Board of Directors held five meetings. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he was a member in 2008.

The Company has adopted a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of shareholders and at scheduled meetings of the board of directors. This policy is as follows:

Attendance of Directors at Meetings

The Board of Directors currently holds regularly scheduled meetings and calls for special meetings as necessary. Meetings of the Board may be held telephonically. Directors are expected to attend all Board meetings and meetings of the Committees of the Board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties.

Directors are also expected to attend the annual meeting of shareholders. The Board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

Six of the Company’s seven current directors attended the 2008 annual meeting of the shareholders.

Audit Committee

The Audit Committee meets at least quarterly with the Company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent accountants, assess the adequacy of the Company’s staff, management performance and procedures in connection with financial controls and receive and consider the accountants’ comments on the Company’s internal controls. The current members of the Audit Committee are John Radziwill (Chairman), Justin R. Wheeler and John M. Fowler. The Audit Committee met six times during the 2008 fiscal year. The Board has determined that each of the current members of the Audit Committee is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-B.

Compensation Committee

The Compensation Committee makes determinations concerning salaries and incentive compensation and otherwise determines compensation levels for the Company’s executive officers and other key employees and performs such other functions regarding compensation as the Board may delegate. The current members of the Compensation Committee are John M. Fowler (Chairman), John Radziwill and Robert A. Miller. The Compensation Committee met six times during the 2008 fiscal year.

Nominating & Governance Committee

The Nominating & Governance Committee reviews and evaluates the effectiveness of the Company’s executive development and succession planning processes, as well as providing active leadership and oversight of these processes. The Nominating & Governance Committee also evaluates and recommends nominees for membership on the Company’s Board of Directors and its committees and develops and recommends to the Board a set of effective corporate governance policies and procedures.

The current members of the Nominating & Governance Committee are Robert A. Miller (Chairman), John Radziwill and Justin R. Wheeler. The Committee met four times during the 2008 fiscal year.

In September 2005, the Board of Directors adopted a formal policy concerning shareholder recommendations for candidates as nominees to the Board of Directors. The policy has been incorporated into the charter of the Nominating & Governance Committee which is posted on the Company’s website. The policy is as follows:

The Nominating & Governance Committee is charged with recommending to the entire board a slate of director nominees for election at each annual meeting of the shareholders. Candidates for director nominees are selected for their character, judgment and business experience.

The Committee will consider recommendations from the Company’s shareholders when establishing the slate of director nominees to be submitted to the entire board. Such recommendations will be evaluated by the Committee using the same process and criteria that are used for recommendations received from directors and executive officers. The Committee will consider issues of diversity, experience, skills, familiarity with ethical and corporate governance issues which the Company faces in the current environment, and other relevant factors. The Committee will make these determinations in the context of the perceived needs of the Company at the time.

Procedures by which Shareholders may submit Nominees for Director

For a shareholder to recommend a director nominee to the Committee, the shareholder should send the recommendation to the Chairman of the Nominating & Governance Committee, c/o Corporate Secretary, International Assets Holding Corporation, 220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701. The recommendation should include (a) the name, address and telephone number of the potential nominee; (b) a statement regarding the potential nominee’s background, experience, expertise and qualifications; (c) a signed statement from the potential nominee confirming his or her willingness and ability to serve as a director and abide by the corporate governance policies of International Assets Holding Corporation (including its Code of Ethics) and his or her availability for a personal interview with the Committee; and (d) evidence establishing that the person making the recommendation is a shareholder of the Company.

Recommendations which comply with the foregoing procedures and which are received by the Secretary before September 1 in any year will be forwarded to the Chairman of the Nominating & Governance Committee for review and consideration by the Committee for inclusion in the slate of director nominees to be recommended to the entire Board for presentation at the annual meeting of shareholders in the following year.

In evaluating director nominees, the Nominating & Governance Committee considers the following factors:

•	the appropriate size of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•

the knowledge, skills and experience of nominees, including experience in securities markets, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating & Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating & Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating & Governance Committee also believes that it is appropriate for certain key members of the Company’s management to serve as directors.

The Nominating & Governance Committee identifies nominees by first evaluating the current members of the Board of Directors who are willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating & Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating & Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating & Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating & Governance Committee. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Shareholder Communications with Non-Management Members of the Board

The Company has adopted a formal process for shareholder communications with the independent members of the Board. The policy, which is available on the Company’s website, www.intlassets.com, is as follows:

Interested parties are invited to communicate with the non-management members of the Board by sending correspondence to the non-management members of the Board of Directors, c/o Corporate Secretary, International Assets Holding Corporation, 220 East Central Parkway, Suite 2060 Altamonte Springs, FL 32701 or via e-mail to board@intlassets.com.

The Corporate Secretary will review all such correspondence and forward to the non-management members of the Board a summary of all such correspondence received during the prior month and copies of all such correspondence that deals with the functions of the Board or committees thereof or that otherwise is determined to require attention of the non-management directors. Non-management directors may at any time review the log of all correspondence received by the Company that is addressed to the non-management members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.

BOARD MEMBER INDEPENDENCE

The Board of Directors annually determines the independence of Directors based upon a review conducted by the Nominating & Governance Committee and the Board. No Director is considered independent unless he has no material relationship with the Company either directly or as a partner, shareholder, family member or officer of an organization that has a material relationship with the Company.

The Board of Directors has determined that, in its judgment as of the date of this Proxy Statement, each of the Company’s Directors, other than Scott Branch, Sean O’Connor and Diego Veitia, are independent directors within the meaning of Rule 4200 of the NASDAQ Stock Exchange. Accordingly, all of the members of the Audit, Compensation and Nominating & Governance Committees are independent within the meaning of NASDAQ Rule 4200.

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the Company’s executive compensation program, including the objectives of the program, the policies underlying the program, the types of compensation provided by the program, and how the Company determined the compensation paid to each named executive officer.

Background

The Company’s Compensation Committee has primary responsibility for the design and implementation of the Company’s executive compensation program. The Committee directly determines the compensation for the Company’s three principal executive officers—Sean O’Connor (the Chief Executive Officer), Scott Branch (the President) and Brian Sephton (the Chief Financial Officer). The Committee receives recommendations from the Chief Executive Officer regarding the compensation of the President and the Chief Financial Officer. The Committee also supervises and reviews the compensation for the Group Comptroller and the Secretary. The salaries for those officers are currently determined by one or more of the Company’s three principal executive officers.

The Company’s executive compensation program has been designed to reflect the Company’s vital need to attract and retain executives with specific skills and experience in the various businesses operated by the Company. In this regard, the success of these businesses is directly dependent on the ability of the Company’s executives to generate operating income with an appropriate level of risk. The Company competes with larger and better capitalized companies for individuals with the required skills and experience. As a result, the Company must have a compensation program which provides its executives with a competitive level of compensation relative to the compensation available from the Company’s competitors.

The Company’s executive compensation program has also been designed to reward executives based on their contribution to the Company’s success. The Compensation Committee believes that a compensation program which relies heavily on performance based compensation will both maximize the efforts of the Company’s executives and align the interests of executives with those of shareholders. This form of compensation also allows the Company to compete for talented individuals since it is common in the financial services industry.

Objectives of the Company’s Executive Compensation Program

The Company’s executive compensation program is designed to meet three principal objectives:

•	To provide competitive levels of compensation in order to attract and retain talented executives

•	To provide compensation which reflects the contribution made by each executive to the Company’s success

•	To encourage long term service to the Company by awarding equity based compensation

Attract and Retain Talented Employees

The Company’s success depends on the leadership of senior executives and the skills and experience of its other executives. In order to attract and retain highly capable individuals, the Company needs to ensure that the Company’s compensation program provides competitive levels of compensation. Therefore, the Compensation Committee seeks to provide executives with compensation which is similar to the compensation paid by other financial services firms.

Provide Compensation Based on Performance

The Company believes that its continued success requires it to reward individuals based upon their contribution to the Company’s success. Accordingly, a substantial portion of each executive’s compensation is in the form of bonuses, which are paid based on both objective and subjective criteria.

Encourage Long-Term Service Through Equity Awards

The Company seeks to encourage long-term service by making equity awards to the Company’s executives. In the case of the three principal executive officers, the Compensation Committee may elect to award a portion of the executive’s bonus in the form of restricted stock. In the case of other executives, the Compensation Committee offers the executives the right to receive a portion of their bonuses in the form of restricted stock. All executives have the right to exchange a portion of any restricted stock awards for stock options.

What the Executive Compensation Program is Designed to Reward

By linking compensation opportunities to performance of the Company as a whole, the Company believes the Company’s compensation program encourages and rewards:

•	Efforts by each executive to enhance firm-wide productivity and profitability

•	Entrepreneurial behavior by each executive to maximize long-term equity value in the interest of all shareholders

Elements of Compensation

The Company’s executive compensation program provides for the following elements of compensation:

•	base salary

•	bonus under established bonus plans with objective criteria

•	discretionary bonus based on subjective criteria

•	health insurance and similar benefits

Base Salary

The Company pays each executive officer a base salary in order to provide the executive with a predictable level of income and enable the executive to meet living expenses and financial commitments. The Compensation Committee views base salary as a way to provide a non-performance based element of compensation that is certain and predictable. The Compensation Committee believes the base salary levels of the Company’s executives are modest compared to other financial service firms.

The base salaries for the Chief Executive Officer and the President were originally established at the time the executives joined the Company in 2002 and have not been increased since that time. The base salary for each of them is $175,000. The base salary for the Chief Financial Officer was also established at the time of his initial employment, and has not been increased since that time. The base salary for the Chief Financial Officer is $135,000. The base salary for the Group Comptroller was determined by the Chief Financial Officer and the President and was reviewed by the compensation committee. The base salary for the Group Comptroller during fiscal 2008 was $105,000. The base salary for the Corporate Secretary was determined by the Chief Executive Officer and the President and was reviewed by the Compensation Committee. The base salary for the Secretary during fiscal 2008 was increased to $125,000.

Executive Performance Plan

The Company adopted the Executive Performance Plan (the “EPP”) in 2007 in order to provide bonuses to designated executives based upon objective criteria. The plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code so that the compensation is deductible for federal income tax purposes. The EPP permits awards to be paid in cash, restricted stock or a combination of both.

The Company utilizes the EPP to reward the Company’s three principal executive officers (Messrs. O’Connor, Branch and Sephton). The bonuses paid under the EPP are objective and are based on criteria established by the Company in advance. The Compensation Committee utilizes bonuses under the EPP as the Company’s primary tool for encouraging executives to maximize productivity and profitability. Awards under the plan provide executives with an incentive to focus on aspects of the Company’s performance that the Compensation Committee believes are key to the Company’s success.

The Company is requesting shareholders to approve an amendment to the terms of the Executive Performance Plan at the 2009 annual meeting. The proposed amendment is described in the section of this Proxy Statement entitled Proposal 4 – Approval of Amendment to Executive Performance Plan

The Compensation Committee administers the EPP and has responsibility for designations of eligible participants and establishing specific “performance targets” for each participant in the plan. The performance targets may be based on one or more of the following business criteria, or on any combination of these criteria:

•	change in share price

•	adjusted return on equity

•	control of fixed costs

•	control of variable costs

•	adjusted EBITDA growth

The targets must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m).

With respect to adjusted EBITDA growth, the plan provides that earnings before interest, taxes, depreciation and amortization (“EBITDA”) for any year will be adjusted as follows: to the extent that any portion of the commodity inventory of the Company and its subsidiaries is valued pursuant to generally accepted accounting principles (“GAAP”) at the end of any year at the lower of cost or market value, the EBITDA for such year will be increased by the amount of any unrealized gains which the Company would have recognized in that year if such commodity inventory had been valued at market in accordance with GAAP.

With respect to adjusted return on equity and adjusted EBITDA growth, the plan generally requires that adjustments be made to return on equity or EBITDA, as the case may be, when determining whether the applicable performance targets have been met, so as to eliminate, in whole or in part, in any manner specified by the Committee at the time the performance targets are established, the gain, loss, income and/or expense resulting from the following items:

•	changes in accounting principles that become effective during the performance period;

•	extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, excluding early extinguishment of debt, and

•	the disposition of a business, in whole or in part.

The Committee may, however, provide at the time the performance targets are established that one or more of these adjustments will not be made as to a specific award or awards.

In addition, the Committee may determine at the time the goals are established that other adjustments will be made under the selected business criteria and applicable performance targets to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following:

•	gain or loss from all or certain claims and/or litigation and insurance recoveries,

•	the impact of impairment of tangible or intangible assets,

•	restructuring activities reported in the Company’s public filings, and

•	the impact of investments or acquisitions.

Each of these adjustments may relate to the Company as a whole or any part of the Company’s business or operations, as determined by the Committee at the time the performance targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any business criteria related to the Company’s stock to reflect changes in corporate capitalization, such as stock splits and certain reorganizations.

Concurrently with the selection of performance targets, the Committee must establish an objective formula or standard for calculating the maximum bonus payable to each participating executive officer. Under the plan, the maximum bonus for each fiscal year may not exceed $3,000,000 for any executive.

Over the five-year term of the plan, the maximum per participant amounts are thus $15,000,000 for each executive. Notwithstanding this overall maximum, the Committee has sole discretion to determine, pursuant to its “negative discretion,” whether to actually pay any of or the entire maximum permissible bonus or to defer payment or vesting of any bonus, subject in each case to the plan’s terms and any other written commitment authorized by the Committee. The Committee is also authorized to exercise its negative discretion by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Committee may waive these additional conditions and terms, it may not waive the basic performance target as to the business criterion chosen for any particular period.

Bonuses will be paid in either cash or a combination of cash and restricted stock on a basis to be established by the Committee. In general, restricted stock is a grant of stock that is subject to forfeiture if specified vesting requirements are not satisfied.

If any portion of a bonus is payable in the form of restricted stock, then the restricted stock will be issued to the executive at a discount of 25% to the market value of the Company’s common stock (determined as of the date that is 75 days following the end of the applicable performance period, or, if the committee has not determined the bonus by this date, 15 days after the amount of the bonus is determined and certified by the Committee). These shares of restricted stock will vest at the rate of one-third per year, with the first one-third to vest on the first anniversary of the award and each subsequent one-third to vest at the end of each subsequent anniversary, all as specified with greater particularity in an award agreement to be entered into in accordance with the Company’s Restricted Stock Plan. In its discretion, the Committee may waive these provisions and elect to pay 100% of any bonus payable under the plan, regardless of amount, entirely in cash (for example, in the case of a participant who already holds a substantial number of shares). Likewise, in its discretion, the Committee may alter the vesting period or reduce the discount applicable to any restricted stock award.

In the event sufficient shares are not available pursuant to the Restricted Stock Plan, then the entire bonus will be payable in cash.

In any case in which a bonus is to be paid to a participant in part in the form of restricted stock, the participant may elect to exchange up to 33% of shares of such restricted stock for options to acquire three times such number of shares of the Company’s common stock pursuant to and in accordance with the 2003 Stock Option Plan (the “Substitute Options”). The Substitute Options will have the following terms:

•	the initial exercise price will be equal to the fair market value (as defined in the Stock Option Plan) of the Company’s common stock on the date that the Substitute Options are granted,

•	the Substitute Options will have a term of four years,

•

the right to exercise the Substitute Options will generally vest at the rate of one-third per year, with the first one-third to vest on the first anniversary of the grant and each subsequent one-third to vest on each subsequent anniversary, and

•	other terms to be established by the Committee in accordance with the terms of the 2003 Stock Option Plan.

A participant’s election to receive Substitute Options must be made by written notice to the Committee not more than five days following the participant’s receipt of notice that the participant has been awarded restricted stock under the plan.

The performance plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Committee, but no amendment will be effective without Board and/or shareholder approval if such approval is required to satisfy the requirements of Section 162(m).

Application of Executive Performance Plan in 2008

For 2008, the Compensation Committee selected Sean O’Connor, Scott Branch and Brian Sephton to be participants in the Executive Performance Plan, with targeted bonus amounts of $800,000 in the case of Sean O’Connor and Scott Branch, and $600,000 in the case of Brian Sephton.

The Compensation Committee also established the following performance targets under the Executive Performance Plan for 2008.

Executive Compensation Performance Targets For Fiscal 2008

				Target range
Increase in share price	<4%	4-7.99%	8-11.99%	12-15.99%	16-19.99%	20%+
% adjustment to target bonus	0%	-60%	-40%	1/4 of target	+60%	+100%

Adjusted return on equity	<8%	8-11.99%	12-14.99%	15-17.49%	17.5-19.99%	20%+
% adjustment to target bonus	0%	-60%	-40%	1/4 of target	+40%	+100%

Fixed costs *	>15%	10-14.99%	5-9.99%	0-4.99%	0-(4.99)%	<(5)%
% adjustment to target bonus	0%	-60%	-40%	1/8 of target	+20%	+60%

Variable costs **	>38%	35-37.99%	32-34.99	29-31.99	26-28.99%	<26%
% adjustment to target bonus	0%	-60%	-40%	1/8 of target	+20%	+60%

Adjusted EBITDA growth	<5%	5-9.99%	10-19.99%	20-29.99%	30-39.99%	>40%
% adjustment to target bonus	0%	-60%	-40%	1/4 of target	+60%	+100%

*	2008 performance target for fixed costs (expressed as a fixed amount): $32,441,000

**	2008 performance target for variable costs (expressed as a percentage of total operating revenues): 29.2%

Bonuses Earned under Executive Performance Plan for 2008

Based on the Company’s results for 2008, the nominal amount of the bonuses earned under the EPP by the three participating executive officers were as follows:

Bonuses Under

2008 Executive Performance Plan

Name	Nominal Amount (1)	Cash Amount (2)	Restricted Shares (3)
			(#)	Value
Sean O’Connor (4)	$620,000	$620,000	—	—
Scott Branch (5)	$620,000	$620,000	—	—
Brian Sephton (6)	$465,000	$378,750	15,152	$115,003

(1)	This column sets forth the nominal amount of the bonus earned by each executive under the plan in 2008. A portion of these amounts are paid in the form of cash bonuses and the balance is paid in the form of restricted stock valued at a discount of 25% to the market value of the Company’s common stock. At the discretion of the Compensation Committee the bonus may be paid in cash only.

(2)	This column sets forth the cash amount paid to the executive under the plan. These amounts were paid in fiscal 2009. For Mr. O’Connor and Mr. Branch, the Committee determined that these bonus payments would be paid in cash.

(3)	This column sets forth the number of shares of restricted stock, if any, awarded to each executive under the plan and the value of the shares calculated under FAS 123R. These shares vest over a period of three years. These shares were granted on December 12, 2008, and had a fair market value of $7.59 per share on the date of grant.

(4)	This executive also received an additional discretionary cash bonus of $130,000. See “Discretionary Bonuses” below.

(5)	This executive also received an additional discretionary cash bonus of $130,000. See “Discretionary Bonuses” below.

(6)	This executive also received an additional discretionary cash bonus of $73,125 and an additional discretionary award of 4,282 restricted shares. See “Discretionary Bonuses” below.

Discretionary Bonuses

The Company may award discretionary bonuses to its executives based on a subjective evaluation of the executive’s performance and the overall performance of the Company. These awards are in addition to bonuses paid under the Executive Performance Plan.

In the case of discretionary bonuses awarded to the three principal executive officers, the discretionary bonuses are awarded in the form of cash, restricted stock or a combination of both, as determined by the Compensation Committee. The nominal amount of the portion of any bonus which is awarded in the form of restricted stock is issued at a 25% discount from the fair market value of the Company’s common stock at the time of the award. The restricted stock vests over a period of three years.

In the case of discretionary bonuses awarded to other executive officers, the discretionary bonuses are awarded in the form of cash, unless the executive elects, prior to the end of the first quarter of each fiscal year, to receive a portion of any discretionary bonuses in the form of restricted stock. In the event that the executive makes such an election, then a portion of the nominal amount of the bonus is awarded in the form of restricted stock. This portion is equal to 15% of the first $50,000 of the bonus and 30% of the portion over $50,000. The restricted shares are issued at a 25% discount from the fair market value of the Company’s common stock at the time of the award. The restricted stock vests over a period of three years.

In 2008, the Compensation Committee utilized discretionary bonuses in order to adjust the total compensation paid to three principal executives to an amount which the Compensation Committee believed to be appropriate in light of each executive’s contribution to the Company’s success for the fiscal year.

For 2008, the Compensation Committee elected to award discretionary bonuses in the following nominal amounts to the three principal executive officers:

Discretionary Bonuses-Three Principal Executive Officers

Name	Nominal Amount (1)	Cash Amount (2)	Restricted Shares (3)
			(#)	Value
Sean O’Connor	$130,000	$130,000	—	—
Scott Branch	$130,000	$130,000	—	—
Brian Sephton	$97,500	$73,125	4,282	$32,500

(1)	This column sets forth the nominal amount of the discretionary bonus awarded to each executive in 2008. A portion of these amounts is paid in the form of cash bonuses and the balance, if any, is paid in the form of restricted stock valued at a discount of 25% to the market value of the Company’s common stock.

(2)	This column sets forth the cash amount of the discretionary bonus awarded to the executive in 2008. These amounts were paid in fiscal 2009.

(3)	This column sets forth the number of shares of restricted stock awarded to each executive and the value of the shares calculated under FAS 123R. These shares vest over a period of three years. These shares were granted on December 12, 2008, and had a fair market value of $7.59 per share on the date of grant.

The Committee determined the nominal amount of the discretionary bonuses paid to the three principal officers in light of its assessment of the Company’s performance in 2008. In this connection, the Committee concluded that the bonuses earned by these executives under the Executive Performance Plan did not adequately reflect the executives’ performance in 2008.

The Committee elected to award the nominal amount of the discretionary bonuses to two of the three principal executive officers in all cash and awarded the nominal amount to the third principal executive through a combination of cash and restricted stock.

The Company’s other two named executive officers were awarded discretionary bonuses with nominal amounts established by one or more of the Company’s three principal executive officers, subject to the supervision and review of the Compensation Committee.

For 2008, the discretionary bonuses awarded to the other two named executive officers were as follows:

Discretionary Bonuses – Other Named Executive Officers

Name	Nominal Amount (1)	Cash Amount (2)	Restricted Shares (3)
			(#)	Value
James W. Tivy	$65,000	$53,000	2,201	$16,000
Nancey M. McMurtry	$75,000	$60,000	2,751	$20,000

(1)	This column sets forth the nominal amount of the discretionary bonus awarded to each executive in 2008. These amounts were paid in fiscal 2009. A portion of each bonus was paid in the form of cash and the balance was paid in the form of restricted stock valued at a discount of 25% to the market value of the Company’s common stock.

(2)	This column sets forth the cash amount of the discretionary bonus awarded to the executive in 2008. These amounts were paid in fiscal 2009.

(3)	This column sets forth the number of shares of restricted stock awarded and the value of the shares calculated under FAS 123R. These shares vest over a period of three years. These shares were granted on November 28, 2008, and had a fair market value of $7.27 per share on the date of grant.

In December 2008, the Compensation Committee elected to award restricted shares and incentive stock options to four of the named executive officers. These shares and options were intended to be part of the compensation for these executives officers for the 2009 fiscal year. The number of restricted shares awarded were 10,000 restricted shares to each of Sean O’Connor and Scott Branch, 7,500 for Brian Sephton and 15,000 for Nancey McMurtry. The number of stock options awarded were 80,000 for each of Sean O’Connor and Scott Branch and 60,000 for Brian Sephton. The stock options granted to Messrs. O’Connor and Branch had an exercise price of $7.282 per share which was 110% of fair market value on the date of grant, a term of six years and were to be equally vested at the end of years three, four and five. The stock options granted to Mr. Sephton have an exercise price of $6.62 per share, a term of six years and were to be equally vested at the end of years three, four and five.

Other Benefits

The Company provides medical, life insurance, disability and other similar benefits to executives and other employees. The Company intends these benefits to be generally competitive, in order to help in the Company’s efforts to recruit and retain talented executives. The Company’s executives participate in these benefit programs on the same basis as all of the Company’s other employees.

Under their employment agreements, Mr. O’Connor and Mr. Branch are entitled to severance in an amount equal to 100% of their total compensation for the longer of the remaining term of the agreement (which is a maximum of one year) or a period of six months in the case of Mr. O’Connor and Mr. Branch. Under his employment agreement, Mr. Sephton would be entitled to severance in an amount equal to four months of his annual salary.

If each of the executives had been terminated as of September 30, 2008, they would have been entitled to the following termination payments: Mr. O’Connor ($87,500), Mr. Branch ($87,500) and Mr. Sephton ($45,000).

The Company reserves the right to offer additional payments to terminated employees if it is determined to be in the Company’s best interests. The Company has the right to fully vest executives in their equity awards upon retirement and in certain other termination of services circumstances.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company’s (a) Principal Executive Officer, (b) Principal Financial Officer, and (c) the other three most highly compensated executive officers as specified by SEC rules (the “named executive officers”) for 2008 and 2007.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($) (1)	Stock Awards ($)(2)	Option Awards ($) (3)		Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Sean M. O’Connor Director and Chief Executive Officer	2008	175,000		130,000	129,323	45,021	(6)	620,000	10,500	1,109,844
	2007	175,000		263,000	—	263,000		322,000	10,500	842,599
Scott J. Branch Director and President	2008	175,000		130,000	129,323	45,021	(6)	620,000	10,500	1,109,844
	2007	175,000		263,000	—	263,000		322,000	10,500	842,599
Brian T. Sephton Treasurer and Chief Financial Officer	2008	135,000		73,125	82,323	30,201	(7)	378,750	13,000	712,399
	2007	135,000		207,875	—	53,563		244,000	13,000	653,438
Nancey McMurtry Vice President and Secretary	2008	103,613		60,000	18,016	—		—	4,908	186,537
	2007	81,120		56,500	—	—		—	4,129	141,749
James Tivy Group Comptroller	2008	78,167	(8)	53,000	—	7,827		—	3,935	142,929
	2007	—		—	—	—		—	—	—

(1)	The amounts in this column reflect discretionary cash bonuses awarded to the executive officers in 2007 and 2008, and paid in fiscal 2009. In December 2008, certain of these officers also received discretionary awards of restricted stock for services rendered in the 2008 fiscal year. In accordance with SEC rules, those stock grants will be reported in the Summary Compensation Table for 2009. See “Discretionary Bonuses” above.

(2)	The amounts in this column reflect discretionary awards of restricted stock for services rendered in the 2007 fiscal year, but granted in December, 2007 which was in fiscal year 2008.

(3)	The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes with respect to the 2007 and 2008 fiscal years for each of the named executive officers in accordance with SFAS 123R, including expense from stock options granted in earlier years. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to these option grants, see Note 18 in the Company’s consolidated financial statements for the fiscal year ended September 30, 2008, as set forth in the Company’s Form 10-K for the 2008 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(4)	The amounts in this column reflect cash bonuses awarded to the executive officers in 2007 and 2008 under the Executive Performance Plan. These were paid in the following fiscal year. Mr. Sephton was also granted 19,434 shares of restricted stock under the Executive Performance Plan in 2008. In accordance with SEC rules, this stock grant will be reported in the Summary Compensation Table for 2009. See “Executive Performance Plan” above.

(5)	The amounts in this column represent the dollar amount of matching contributions made by the Company under its SIMPLE IRA plan.

(6)	In December 2005, Mr. O’Connor and Mr. Branch were each granted options to acquire 25,000 shares of the Company’s common stock with an exercise price of $10.12 (which was at 15% above the market price on the date of the grant). These options were granted in recognition for services performed during the 2005 fiscal year. For information on the valuation assumptions with respect to these option grants, see Note 18 in the Company’s consolidated financial statements for the fiscal year ended September 30, 2008, as set forth in the Company’s Form 10-K for the 2008 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(7)	In December 2004, at the commencement of his employment with the Company, Mr. Sephton was granted options to acquire 20,000 shares of common stock at an exercise price of $7.35 (which was the market price on the date of grant). In December 2005, Mr. Sephton was granted options to acquire 15,000 shares of the common stock at an exercise price of $10.12 (which was 15% above the market price on the date of the grant). These options were granted in recognition of services performed during the 2005 fiscal year. For information on the valuation assumptions with respect to this option grant, see Note 18 in the Company’s consolidated financial statements for the fiscal year ended September 30, 2008, as set forth in the Company’s Form 10-K for the 2008 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(8)	Mr. Tivy joined the Company in the second quarter of the 2008 fiscal year.

Grants of Plan Based Awards — 2008

The following table sets forth information on plan based awards granted in 2008 to each of the Company’s named executive officers. There can be no assurance that the amounts disclosed below will ever by realized. The amount of these equity awards that was expensed, and the amount of the non-equity awards that was earned in 2008, are shown in the Summary Compensation Table on page 20.

Grants of Plan-Based Awards

For Fiscal Year Ended September 30, 2008

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Approval Date	Target ($)(1)	Maxi- mum ($)	Target ($)	Maxi- mum ($)
Sean M. O’Connor Chief Executive Officer	12/14/2007	11/29/2007	800,000	3,000,000			7,977			$220,005
Scott J. Branch President	12/14/2007	11/29/2007	800,000	3,000,000			7,977			$220,005
Brian T. Sephton Chief Financial Officer	12/14/2007	11/29/2007	600,000	3,000,000			5,348			$147,498
Nancey McMurtry VP, Secretary	11/30/2007	11/30/2007	—	—			640			$18,016
James W. Tivy Group Comptroller	05/8/2008	05/08/2008	—	—			—	5,000	25.15	$125,750

(1)	This column sets forth the target amount for each named executive officer under the Company’s Executive Performance Plan for the year ended September 30, 2008. The maximum award under the performance plan is $3,000,000 for each executive. The actual cash bonus award earned for the fiscal year ended September 30, 2008 for each named executive officer is set forth in the “Summary Compensation Table.” The cash bonus awards were paid in December 2008 which is in fiscal year 2009. As such, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the fiscal year ended September 30, 2008.

The Executive Performance Plan does not provide for Threshold Minimums.

(2)	Consists of restricted shares issued in fiscal 2008 under the Executive Performance Plan and under the Company’s Restricted Stock Plan with respect to services rendered in fiscal year 2007. These shares vest ratably over a three year period on the anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End — 2008

The following table sets forth all outstanding equity awards held by the named executive officers as of September 30, 2008.

Outstanding Equity Awards at September 30, 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Sean M. O’Connor	57,500		—	2.50	12/6/2012	7,977	(4)	192,325	(6)
	132,500		—	2.50	3/7/2013
	12,333	(1)	8,500	10.12	12/2/2009

Scott J. Branch	22,500		—	2.50	12/6/2012	7,977	(4)	192,325	(6)
	92,500		—	2.50	3/7/2013
	8,250		—	8.568	11/18/2008
	16,500	(2)	8,500	10.12	12/2/2009

Brian T. Sephton	9,900	(3)	5,100	10.12	12/2/2009	5,348	(4)	128,940	(6)

Nancey M. McMurtry	1,000		—	11.625	3/10/2010	640	(5)	15,430	(6)
	10,000		—	3.125	3/09/2011
	11,500		—	1.40	4/11/2012

James W. Tivy	5,000		5,000	25.15	5/08/2012	—		—

(1)	This option was fully vested on December 2, 2008.

(2)	This option was fully vested on December 2, 2008.

(3)	This option was fully vested on December 2, 2008.

(4)	These shares vest equally on December 14, 2008, 2009 and 2010.

(5)	These shares vest equally on November 30, 2008, 2009 and 2010.

(6)	Based on market value of the Company’s common stock on September 30, 2008.

Options Exercised and Stock Vested — 2008

The following table sets forth the number of shares of common stock acquired during 2008 by each named executive officer upon the exercise of options or through the vesting of restricted stock.

Options Exercised and Stock Vested

During Fiscal Year Ended September 30, 2008

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sean M. O’Connor	39,167	847,129	(1)	—	—
Scott J. Branch	88,500	2,154,564	(2)	—	—
Brian T. Sephton	20,000	356,452	(3)	—	—
Nancey M. McMurtry	5,000	115,325	(4)	—	—
James W. Tivy	—	—		—	—

(1)	These amounts reflect the exercise of 25,000 options at an exercise price of $8.568 per share; 4,167 options at an exercise price of $10.12 per share; and 10,000 options at an exercise price of $2.50 per share.

(2)	These amounts reflect the exercise of 80,000 options at an exercise price of $2.50 per share; 8,500 options at an exercise price of $8.568 per share.

(3)	These amounts reflect the exercise of 20,000 options at an exercise price of $7.35 per share.

(4)	These amounts reflect the exercise of 3,500 options at an exercise price of $1.30 per share and 1,500 options at $1.40 per share.

Change of Control

None of the five named executive officers is entitled to any benefits, including acceleration of equity awards, upon a change in control of the Company.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in the Proxy Statement.

THE COMPENSATION COMMITTEE

John M. Fowler, Chairman

Robert A. Miller

John Radziwill

The Compensation Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTOR COMPENSATION

The Board of Directors has retained the oversight of director compensation and has not delegated that function to any of its committees. The Board periodically reviews its non-executive director compensation to determine if any adjustments are necessary in order for the Company to attract and retain qualified directors.

Each director of the Company who is not an officer or employee receives director’s fees of $18,000 per year. The Chairmen of the Compensation Committee and Nominating & Governance Committee receive an additional fee of $5,000 per year. The Chairman of the Audit Committee receives an additional fee of $10,000 per year. The Chairman of the Board receives an additional $28,000 per year. In addition, each continuing non-employee director, as part of his annual compensation, is granted restricted shares of common stock which generally vest ratably over a three year period. The number of shares included in this award is determined by the Board of Directors. On May 8, 2008, each non-employee director was granted 500 shares of restricted stock, vesting over a period of three years. The fair market value of the Company’s common stock on the date of grant was $25.15 per share.

During the 2008 fiscal year each Director was given the option to participate in the Company’s restricted stock program which operates in conjunction with to the Restricted Stock Plan. Two of the directors, Messrs. Veitia and Radziwill, chose to participate in fiscal 2008. Fifteen percent (15%) of fees paid during their period of participation were exchanged for shares of restricted stock.

All directors are reimbursed for out-of-pocket expenses incurred in the performance of their services for the Company. The Company also extends coverage to directors under the Company’s directors and officers indemnity insurance policies.

The following chart summarizes the 2008 compensation for the Company’s non-employee directors.

Non-Employee Director Compensation

For Fiscal Year Ended September 30, 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
John M. Fowler	23,000	12,575	5,402		40,977
Robert A. Miller, Ph.D.	23,000	12,575	5,402		40,977
John Radziwill	26,387	12,575	5,402	1,613	45,977
Diego J. Veitia	44,275	12,575	5,402	1,725	63,977
Justin R. Wheeler	18,000	12,575	5,402		35,977

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of restricted stock awards granted to each director in fiscal 2008 in accordance with SFAS 123R. Fair value is calculated using the closing price of the Company’s stock on the date of grant. For additional information, refer to Note 18 to the Company’s consolidated financial statements for the fiscal year ended September 30, 2008, set forth in the Company’s Form 10-K for the 2008 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named directors. At September 30, 2008, Messrs. Fowler, Miller and Wheeler each held 830 shares of restricted stock. Mr. Radziwill held 921 shares and Mr. Veitia held 927 shares.

(2)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year of the expense recognized by the Company in accordance with SFAS 123R from stock options granted in earlier years. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to option grants made prior to fiscal 2008, see Note 18 to the Company’s consolidated financial statements for the fiscal year ended September 30, 2008, set forth in the Company’s Form 10-K for the 2008 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named directors. At September 30, 2008, Messrs. Fowler, Radziwill and Wheeler each held options to acquire 5,000 shares. Dr. Miller held options to purchase 16,199 shares.

(3)	Messrs. Radziwill and Veitia chose to participate in the Company’s restricted stock program which operates in conjunction with to the Restricted Stock Plan. Each director exchanged a portion of his director’s fees for shares of restricted stock.

On December 4, 2008, the Board of Directors approved a grant of 5,000 options for Mr. Radziwill with an exercise price of $6.985, which was 10% above the fair market value. Each of the other non-employee directors was granted 5,000 options with an exercise price of $6.35. On the same date The Board of Directors approved an award of 1,500 shares of restricted stock for each non-employee director. In accordance with SEC rules, those items of compensation will be reported in the Non-Employee Director Compensation Table for the 2009 fiscal year. The fair market value of the common stock on December 4, 2008 was $6.35.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Rothstein, Kass & Company, P.C. (“Rothstein Kass”) as the Company’s independent registered public accountants for the fiscal year ending September 30, 2009. The Board has endorsed this appointment and it is being presented to the shareholders for ratification.

Representatives of Rothstein Kass are expected to be present at the 2009 annual meeting (either in person or by teleconference), will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Rothstein Kass as the Company’s independent registered public accountants is not required by the Company’s bylaws or otherwise. However, the Board is submitting the appointment of Rothstein Kass to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the Company and its shareholders.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

The Audit Committee operates under a written charter approved by the Board, a copy of which may be found on the Company’s website, www.intlassets.com. The Charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor, independent advisors, and consultants.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited financial statements. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent accountants their independence from the Company and its management, and has considered whether the independent accountants’ provision of non-audit services to the Company is compatible with maintaining the accountants’ independence.

The Audit Committee discussed with the Company’s independent accountants the overall scope and plans for their respective audits. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls, including the clarity of the disclosures, and procedures and internal control over financial reporting. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 for filing with the Securities and Exchange Commission and has selected Rothstein, Kass & Company, P.C. to serve as the Company’s independent accountants for 2009.

Respectfully submitted,

THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

John Radziwill, Chairman

Justin R. Wheeler

John M. Fowler

The Audit Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Fees Paid To Independent Registered Public Accounting Firms

Rothstein Kass performed the review of each of the Company’s quarterly reports for the 2008 fiscal year and the audit of the Company’s financial statements for the year ended September 30, 2008.

The following table presents fees billed for professional audit and other services rendered by Rothstein Kass and for the periods presented.

	Fiscal 2008	Fiscal 2007
Audit Fees(1)	$600,000	$553,500
Audit Related Fees (2)	10,000	15,000
Tax Fees(3)	—	—
All Other Fees (4)	—	—

Total	$610,000	$568,500

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees,” including registration statement filings.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. During the 2008 fiscal year, 100% of the audit and tax services were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ROTHSTEIN, KASS & COMPANY, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 – APPROVAL OF AMENDMENT TO THE COMPANY’S 2003 STOCK OPTION PLAN

General

In December 2002, the Board of Directors adopted, and the shareholders subsequently approved, the Company’s 2003 Stock Option Plan (the “2003 Option Plan”). The shareholders also approved amendments to the 2003 Option Plan at the Annual Meeting of the Shareholders on March 26, 2004 and at the Annual Meeting of the Shareholders on March 8, 2006. As of January 2, 2009 the Company was authorized to issue a total of 1,500,000 shares of stock under the 2003 Stock Plan, and had issued options for 1,467,656 shares. As a result, there are only 32,344 shares of the Company’s common stock available for issuance under the 2003 Option Plan.

The Board of Directors of the Company believes that stock options are a key aspect of the Company’s ability to attract and retain qualified personnel in the face of high demand for qualified personnel. The Board has approved an amendment to increase the aggregate number of shares of common stock authorized for issuance under the 2003 Option Plan by 750,000 shares, subject to shareholder approval, in order to ensure that the Company is able to continue to grant stock options to employees and consultants at levels determined appropriate by the Board.

In the event that this Proposal 3 is not approved by the shareholders, and as a consequence the Company is unable to continue to grant options at competitive levels, the Company’s management believes that it will negatively affect the Company’s ability to meet its needs for highly qualified personnel and its ability to manage future growth. Without these additional shares, management expects that the current shares available for grant under the 2003 Option Plan will not be sufficient to maintain our option grant practices during the fiscal year, including those grants which are elective under the Executive Performance Plan and the elective options available to the participants in the Company’s Restricted Stock Program.

The Compensation Committee of the Board of Directors administers the 2003 Option Plan and determines the number of options to be granted thereunder, subject to an annual limitation on the total number of options that may be granted to any employee. Information on stock options granted to each of the Company’s five most highly compensated executive officers, is included in the section of this Proxy Statement entitled “Executive Compensation”.

As of January 2, 2009, the closing price for the Company’s common stock on the Nasdaq Exchange Global Marketplace was $8.66 per share.

Plan Description

The following summary describes briefly the principal features of the 2003 Option Plan, which is attached as Exhibit I to this Proxy Statement. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of the 2003 Plan.

Purpose

The purpose of the 2003 Option Plan is to advance the growth and development of the Company by affording an opportunity to directors, executives, consultants and key employees of the Company and its affiliates to purchase shares of the Company’s common stock and to provide incentives for them to put forth maximum efforts for the success of the Company’s business.

Eligibility

The 2003 Option Plan provides that awards may be granted to directors, consultants, officers, and executive, managerial, and other key employees of the Company or any parent or subsidiary of the Company. Approximately 194 employees of the Company and its subsidiaries are currently eligible to participate in the Plan.

Shares Subject to the 2003 Option Plan

The current total number of shares of common stock which may be issued by the Corporation to all optionees under the 2003 Option Plan is 1,500,000 shares and will increase to 2,250,000 shares upon shareholder approval of the proposed amendment to the 2003 Option Plan. If and to the extent an option granted under the 2003 Plan expires or terminates for any reason whatsoever, in whole or in part, the shares (or remaining shares) of stock subject to that particular option shall again be available for grant under the 2003 Option Plan.

Administration

The 2003 Option Plan is currently administered by the Compensation Committee on behalf of the Board of Directors of the Company. The Board may issue incentive stock options (“Incentive Options”) within the meaning as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not qualify as Incentive Options (“Nonqualified Options”). In addition, the Compensation Committee has the discretion to determine the employees, directors and consultants to whom options are to be granted and the number of shares subject to the options.

General Conditions

The 2003 Option Plan sets forth certain general conditions relating to the options that may be granted thereunder:

•	the maximum term of any Incentive Option shall be 10 years;

•	an option shall be exercisable only as long as optionee is in “continuous employment” with or any parent subsidiary or successor thereof or is continually on the Board of Directors of the Company; and

•	an option granted under the 2003 Option Plan shall not be assignable or transferable other than by will or the laws of descent and distribution.

Stock Options

The option price of stock options granted under the Plan shall not be less than 100% of the fair market value of the stock on the date the option is granted. The option price of stock options granted under the Plan to any individual who possesses more than 10% of the combined voting power of all classes of common stock of the Corporation shall not be less than 110% of the fair market value of the stock on the date the option is granted.

Options shall become exercisable as provided by the Board in the Option Agreement. An option shall terminate upon the occurrence of the following conditions:

•	the expiration of one year after termination of employment by death or disability;

•	immediately upon termination for cause;

•	the expiration of 90 days after termination of employment for a reason other than death, disability or cause; or

•	the expiration of 90 days after the removal or resignation of the optionee from the Board.

The Plan contains certain additional conditions applicable to options designated as Incentive Options. Incentive Options may be granted only to employees. No employee may be granted Incentive Options exercisable for the first time in any calendar year in which Incentive Options have an aggregate fair market value of stock (determined for each Incentive Option at its date of grant) in excess of $100,000. An Incentive Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the corporation shall have a per-share exercise price of not less than 110% of the fair market value of the stock on the date the option is granted.

Payment of the exercise price may be made in cash, by certified bank check, in shares of the Corporation’s common stock or any combination of the foregoing. At the discretion of the Board, the Corporation may also accept a promissory note, secured or unsecured, in the amount of the option price.

Plan Termination and Amendment

Under its terms, the Plan will terminate ten years following approval by the stockholders. Furthermore, the Plan may be amended or terminated at any time by the Board. Any termination shall not affect any award then outstanding. Amendments to the Plan may be made without shareholder approval, except as such shareholder approval may be required by law or the rules of a national securities exchange, or if the amendment would increase the number of shares that may be issued under the Plan, or modify the requirements as to eligibility for participation in the Plan.

Federal Tax Treatment of Options

If an option is granted to an employee in accordance with the terms of the Plan, no income will be recognized by such employee at the time the option is granted.

Generally, on exercise of a Nonqualified Option, the amount by which the fair market value of the shares of the stock on the date of exercise exceeds the purchase price of such shares will be taxable to the optionee as ordinary income, and will be deductible for tax purposes by the Company in the year in which the optionee recognizes the ordinary income. The disposition of shares acquired upon exercise of a Nonqualified Option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the Nonqualified Option.

Section 16(b) of the Exchange Act generally subjects executive officers, directors and 10% shareholders of the Company to potential liability if they both buy and sell shares of the Company’s stock within a six-month period. In the case of employees who are subject to these rules, generally, unless the employee elects otherwise, the relevant date for measuring the amount of ordinary income to be recognized upon the exercise of a Nonqualified Option will be the later of the date the six-month period following the date of grant lapses and the date of exercise of the Nonqualified Option.

Generally, upon exercise of an Incentive Option, an employee will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the employee to the alternative minimum tax. The disposition of shares acquired upon exercise of an Incentive Option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the employee disposes of shares of stock acquired upon exercise of an Incentive Option within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the employee will recognize ordinary income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the Incentive Option will ordinarily constitute capital gain. In the case of an employee subject to the Section 16(b) restrictions discussed above, the relevant date in measuring the employee’s ordinary income and the Company’s tax deduction in connection with any such disqualifying disposition will normally be the later of (i) the date the six-month period after the date of grant lapses or (ii) the date of exercise of the Incentive Option.

If an option is exercised through the use of stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired through the exercise of an Incentive Option or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an Incentive Option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above. If any otherwise qualifying Incentive Option becomes first exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a Nonqualified Option.

If an option is exercised through the use of stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired through the exercise of an Incentive Option or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an Incentive Option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above. If any otherwise qualifying Incentive Option becomes first exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a Nonqualified Option.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2003 OPTION PLAN.

PROPOSAL 4 – APPROVAL OF AMENDMENT TO THE COMPANY’S 2007 EXECUTIVE PERFORMANCE PLAN

The Compensation Committee has approved, subject to shareholder approval several amendments to the Company’s Executive Performance Plan.

Background

The purpose of the performance plan is to promote the success of the Company by providing performance incentives in a manner that preserves, for tax purposes, the Company’s ability to deduct that compensation. The plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code and related IRS regulations. Section 162(m) requires that certain material terms of the plan, including the eligibility, business criteria and maximum amounts payable, be approved by the Company’s shareholders. The plan permits awards to be paid in cash and/or restricted stock.

The Compensation Committee administers the plan and is charged with responsibility for designating eligible participants and establishing specific “performance targets” for each participant in the plan. The current performance targets may be based on one or more of the following business criteria (which are defined in Section 2 of the plan), or on any combination thereof, on a consolidated basis:

•	change in share price
•	adjusted return on equity
•	control of fixed costs
•	control of variable costs
•	adjusted EBITDA growth

The targets must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m). The performance measurement periods are typically a single fiscal year, but may include more than one fiscal year, from October 1, 2006 through September 30, 2011.

Proposed Amendments

The Compensation Committee has recommended amendments to the definitions for the following three business criteria utilized in the Executive Performance Plan:

•	adjusted return on equity

•	control of variable costs

•	adjusted EBITDA growth.

Under the current version of the Plan, the definitions for these criteria are generally based on the Company’s operating results as reported under U.S. generally accepted accounting principles (‘GAAP’).

The Compensation Committee proposes to modify these definitions in order to utilize the Company’s operating results on a marked to market basis, which the Compensation Committee believes more accurately reflects the Company’s financial performance. In this regard, under GAAP, the Company is required to carry derivatives at fair market value but physical commodities inventory at the lower of cost or market value. This often has a significant temporary impact on the Company’s reported earnings, because gains and losses on commodities inventory and derivatives which the Company intends to be offsetting are often recognized in different quarters. Additionally, GAAP does not require the Company to reflect changes in estimated values of forward commitments to purchase and sell commodities.

For these reasons, management assesses the Company’s operating results on a marked to market basis. Management relies on these adjusted operating results to evaluate the performance of the Company’s commodities business segment and its personnel. The Compensation Committee believes that the Executive Performance Plan, as an incentive compensation program, should operate on the same basis.

The Compensation Committee therefore recommends that the definition of the three criteria be amended to reflect the Company’s operating results on a fully marked to market basis. The amendments would consist of the following:

Adjusted Return on Equity

Under the current version of the plan, “Adjusted Return on Equity” means the Company’s net income as calculated under GAAP, divided by the average of the common shareholders equity of the Company, subject to certain potential adjustments described in the plan.

The Committee proposes to amend the definition to provide that the Company’s net income and shareholders equity utilized in calculating “Adjusted Return on Equity” would be calculated on a marked to market basis. The other potential adjustments to Adjusted Return on Equity provided by the plan would remain the same.

Control of Variable Costs

Under the current version of the plan, “Control of Variable Costs” means, for each performance period, the percentage derived by dividing the variable costs of the Company, as a percentage of total operating revenues, during such performance period, by the performance target for the variable costs for the performance period. The performance target, which is established by the Committee, is a percentage of total operating revenues.

The Committee proposes to amend the definition to provide that the percentage utilized to measure the control of variable costs would be derived by dividing the actual variable costs of the Company by the operating revenues of the Company calculated on a marked-to-market basis.

Adjusted EBITDA Growth

Under the current version of the plan, “Adjusted EBITDA Growth” means the percentage change in EBITDA for any fiscal year compared to the prior fiscal year’s EBITDA, with EBITDA adjusted to reflect the Company’s commodity inventory on a marked to market basis.

The Committee proposes to amend the definition to provide that EBITDA will reflect all of the Company’s operating results on a marked-to-market basis. The Committee also proposes to amend the definition to provide that the calculation be made on a per share basis. The number of shares to be used will be the weighted average basic number of shares used in the calculation of basic earnings per share.

Summary of Plan

The following summary describes briefly the principal features of the plan as proposed to be amended. The plan is attached as Exhibit II to this Proxy Statement. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of the plan.

The Compensation Committee will administer the plan and is charged with responsibility for designating eligible participants and establishing specific “performance targets” for each participant in the plan. The performance targets may be based on one or more of the following business criteria (which are defined in Section 2 of the plan), or on any combination thereof, on a consolidated basis:

•	change in share price
•	adjusted return on equity
•	control of fixed costs
•	control of variable costs
•	adjusted EBITDA growth

With respect to adjusted return on equity and adjusted EBITDA growth, the plan generally requires that adjustments be made to return on equity or EBITDA, as the case may be, when determining whether the applicable performance targets have been met, so as to eliminate, in whole or in part, in any manner specified by the Committee at the time the performance targets are established, the gain, loss, income and/or expense resulting from the following items:

•	changes in accounting principles that become effective during the performance period,

•	extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, excluding early extinguishment of debt, and

•	the disposition of a business, in whole or in part.

The Committee may, however, provide at the time the performance targets are established that one or more of these adjustments will not be made as to a specific award or awards.

In addition, the Committee may determine at the time the goals are established that other adjustments will be made under the selected business criteria and applicable performance targets to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following:

•	gain or loss from all or certain claims and/or litigation and insurance recoveries,

•	the impact of impairment of tangible or intangible assets,

•	restructuring activities reported in the Company’s public filings, and

•	the impact of investments or acquisitions.

Each of these adjustments may relate to the Company as a whole or any part of the Company’s business or operations, as determined by the Committee at the time the performance targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any business criteria related to the Company’s stock to reflect changes in corporate capitalization, such as stock splits and certain reorganizations.

It is contemplated that the Committee will establish specific annual performance targets that must be met in order for annual bonuses to be paid under the plan to executive officers subject to Section 162(m). Concurrently with the selection of performance targets, the Committee must establish an objective formula or standard for calculating the maximum bonus payable to each participating executive officer. Under the plan, the maximum bonus for each fiscal year may not exceed $3,000,000 for any executive.

Over the five-year term of the plan, the maximum per participant amounts are thus $15,000,000 for each executive. Notwithstanding this overall maximum, the Committee has sole discretion to determine, pursuant to its “negative discretion,” whether to actually pay any or all of the maximum permissible bonus or to defer payment or vesting of any bonus, subject in each case to the plan’s terms and any other written commitment authorized by the Committee. The Committee is also authorized to exercise its negative discretion by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Committee may waive these additional conditions and terms, it may not waive the basic performance target as to the business criterion chosen for any particular period.

Bonuses will be paid in either cash or a combination of cash and restricted stock on a basis to be established by the Committee. In general, restricted stock is a grant of stock that is subject to forfeiture if specified vesting requirements are not satisfied.

If any portion of a bonus is payable in the form of restricted stock, then the restricted stock will be issued to the executive at a discount of 25% to the market value of the Company’s common stock (determined as of the date that is 75 days following the end of the applicable performance period, or, if later, 15 days after the amount of the bonus is determined and certified by the Committee). These shares of restricted stock will vest at the rate of one-third per year, with the first one-third to vest at the end of the first year and each subsequent one-third to vest at the end of each subsequent year, all as specified with greater particularity in an award agreement to be entered into in accordance with the proposed Restricted Stock Plan. In its discretion, the Committee may waive these provisions and elect to pay 100% of any bonus payable under the plan, regardless of amount, entirely in cash (for example, in the case of a participant who already holds a substantial number of shares). Likewise, in its discretion, the Committee may alter the vesting period or reduce the discount applicable to any restricted stock award.

In the event sufficient shares are not available pursuant to the Restricted Stock Plan, then the entire bonus will be payable in cash.

In any case in which a bonus is to be paid to a participant in part in the form of restricted stock, the participant may elect to exchange up to 33% of shares of such restricted stock for options to acquire three times such number of shares of the Company’s common stock pursuant to and in accordance with the 2003 Stock Option Plan (the “Substitute Options”). The Substitute Options will have the following terms:

•	the initial exercise price will be equal to the Fair Market Value (as defined in the Stock Option Plan) of the Company’s common stock on the date that the Substitute Options are granted,

•	the Substitute Options will have a term of four (4) years,

•

the right to exercise the Substitute Options will vest at the rate of one-third per year, with the first one-third to vest at the end of the first year and each subsequent one-third to vest at the end of each subsequent year, and

•	other terms to be established by the Committee in accordance with the terms of the Stock Option Plan.

A participant’s election to receive Substitute Options must be made by written notice to the Committee not more than five days following the participant’s receipt of notice that the participant has been awarded restricted stock under the plan.

The performance plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Committee, but no amendment will be effective without Board and/or shareholder approval if such approval is required to satisfy the requirements of Section 162(m).

Awards for 2009

The executive officers listed below have been designated to participate in the plan for fiscal year 2009. The target bonuses for these individuals are as follows:

Sean O’Connor	$925,000
Scott Branch	$925,000
Brian Sephton	$693,750

These individuals will be eligible for bonuses for fiscal year 2009 based on the attainment of the performance targets for the year and the Committee’s ability to exercise its negative discretion to reduce the amount of any bonus. Therefore, the amounts that the Company will pay under the plan for fiscal year 2009 (or future years) are not yet determinable.

The Committee has established performance targets for bonuses for fiscal year 2009 based upon a combination of performance targets based on the following five criteria:

•	change in share price
•	adjusted return on equity
•	control of fixed costs
•	control of variable costs
•	adjusted EBITDA growth

The amount of the actual bonus to be received by each executive will depend on the extent to which the Company’s performance exceeds or falls below the five performance targets.

The specific performance targets are set forth in the following table, and assume that the proposed amendments to the plan will be approved.

Performance Targets And Target Bonuses For The Year Ending

September 30, 2009

Approved by the Company’s Compensation Committee

EXECUTIVE PERFORMANCE PLAN – FISCAL 2009

				Target
Increase in share price	<4%	4-7.99%	8-11.99%	12-15.99%	16-19.99%	>19.99%
% adjustment	0%	-60%	-40%		+60%	+100%

Adjusted return on equity	<8%	8-11.99%	12-14.99%	15-17.49%	17.5-19.99%	>19.99%
% adjustment	0%	-60%	-40%		+40%	+100%

Fixed costs	>14.99%	10-14.99%	5-9.99%	0-4.99%	0-(4.99)%	<(4.99)%
% adjustment	0%	-60%	-40%		+20%	+60%

Variable costs	>39.49%	36.5-39.49	33.5-36.49	30.5-33.49	27.5-30.49%	<27.5%
% adjustment	0%	-60%	-40%		+20%	+60%

Adjusted EBITDA growth	<5%	5-9.99%	10-19.99%	20-29.99%	30-39.99%	>40%
% adjustment	0%	-60%	-40%		+60%	+100%

* 2009 performance target for fixed costs (expressed as a fixed amount): $34,487,881
** 2009 performance target for variable costs (expressed as a percentage of total operating revenues): 31.9%

Totals				2,543,750
Sean M. O’Connor				925,000
Scott J. Branch				925,000
Brian T. Sephton				693,750

Subject to the discretion of the Compensation Committee, the portion of each bonus earned under the plan that will be payable in restricted stock will be based on a sliding scale, as follows:

Portion of bonus not exceeding $200,000: 15%

Portion of bonus exceeding $200,000 but not exceeding $400,000: 20%

Portion of bonus exceeding $400,000 but not exceeding $600,000: 25%

Portion of bonus exceeding $600,000: 30%

Other Compensation

The performance plan is not exclusive. The Company may pay cash and other bonuses and other compensation to certain named officers and other officers under other authority of the Board of Directors or applicable law and reserves the right to issue stock options under the 2003 Stock Option Plan. You are not being asked at the meeting to approve or amend any such other compensation.

If the proposed amendments to the performance plan are not approved by the Company’s shareholders, the Company currently contemplates that any bonuses for fiscal year 2009 for named executive officers would be adjusted under the discretionary authority of the Compensation Committee. Any such bonuses then paid would not be deductible under Section 162(m) to the extent that (when combined with other non-exempt compensation paid) they exceed the $1,000,000 individual limit on non-exempt compensation paid to certain named executive officers.

Recommendation of the Board of Directors

The Board believes that the proposed amendments to the performance plan will improve the incentives under the plan by measuring performance on a market to market basis, which the Board believes more accurately reflects the company’s operating results.

FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS

THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2007

EXECUTIVE PERFORMANCE PLAN.

PROPOSAL 5 – OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the 2009 annual meeting. If any other matters are properly brought before the 2009 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

MANAGEMENT

The following table lists certain information about the executive officers of the Company:

Name	Age	Director Since	Officer Since	Position with the Company
Sean M. O’Connor	46	2002	2002	Director and Chief Executive Officer
Scott J. Branch	46	2002	2002	Director and President
Brian T. Sephton	51	—	2004	Treasurer and Chief Financial Officer
Nancey M. McMurtry	61	—	2000	Vice President and Secretary
James W. Tivy	41	—	2008	Group Comptroller

The background of each of the Company’s executive officers who also serve as a director is set forth in Proposal 1 – Election of Directors. The backgrounds of Mr. Sephton, Mrs. McMurtry and Mr. Tivy are set forth below.

Brian T. Sephton joined the Company in December 2004 as its Executive Vice President and was appointed Chief Financial Officer effective January 1, 2005. From 1999 until 2004, Mr. Sephton served as Senior Vice President of Standard New York Securities in Miami, Florida, with responsibilities for managing the activities of an office specializing in Latin American investment banking and investment advisory businesses. From 1997 to 1999, Mr. Sephton was Managing Director of Standard Bank Jersey Ltd, a private bank. Mr. Sephton has also qualified and practiced as a chartered accountant and an attorney in South Africa.

Nancey M. McMurtry joined the Company in 1988 and currently serves as Vice President/Corporate Secretary. Prior to 2003, she served as Assistant Secretary of the Company. Under her service as Vice President Mrs. McMurtry serves in various capacities within the group of companies, including that of Group Compliance Officer.

James W. Tivy joined the Company in 2008 and currently serves as its Group Comptroller. From 2006 through 2007 Mr. Tivy served as the Manager of Financial Reporting for Hard Rock International, which was a subsidiary of Rank Group, Plc. From 2004 until 2006 Mr. Tivy served as the Accounting Manager of Faro Technologies, Inc., a Nasdaq listed corporation. Mr. Tivy has been a CPA since 1995.

CODE OF ETHICS

The Company has adopted a Code of Ethics which applies to the Company’s officers, directors and employees. A copy of the Company’s Code of Ethics is available on the Company’s website www.intlassets.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of December 31, 2008, by:

•	each person known by the Company to own more than 5% of the Company’s common stock,

•	each director and nominee for director of the Company,

•	each of the Company’s executive officers named in the “Summary Compensation Table” and

•	all of the Company’s executive officers and directors of the Company as a group.

Name	Shares Beneficially Owned (1)(2)	Percent of Class
Leucadia National Corporation (3)	1,384,985	15.3%
Sean M. O’Connor (4) (5) (6)	1,214,831	13.4%
St. James Trust (7)	780,434	8.6%
Scott J. Branch (8) (9) (10)	1,024,844	11.2%
Barbara Branch (11)	367,647	4.1%
John Radziwill (12) (13) (14) (15)	850,266	9.4%
Goldcrown Asset Management Ltd. (15)	569,853	6.3%
Bares Capital Management, Inc. (16)	947,932	10.5%
Samuel and Eileen Taub (17)	499,426	5.9%
Duke University (18) (19)	386,000	4.3%
The Duke Endowment (18) (19)	169,000	1.9%
Employees Retirement Plan of Duke University (18) (19)	66,000	0.7%
Diego J. Veitia (20) (21) (22)	117,287	1.3%
Brian T. Sephton (23)	84,282	0.9%
Nancey McMurtry (24)	59,891	0.7%
Robert A. Miller (25)	35,867	0.4%
John M. Fowler (26)	16,500	0.2%
Justin R. Wheeler (27)	7,500	0.1%
James W. Tivy	4,786	0.1%
All directors and executive officers as a group (ten persons) (28)	3,416,054	37.8%

(1)	Except as otherwise noted, all shares were owned directly with sole voting and investment power.

(2)	Includes shares of common stock that can be acquired under outstanding options within 60 days from December 31, 2008 and restricted shares granted through December 31, 2008.

(3)	The address of Leucadia National Corporation is 315 Park Ave. S., New York, New York 10010.

(4)	The address of Sean M. O’Connor is 708 Third Avenue, 7th Floor, New York, New York 10017.

(5)	Includes 780,434 shares held by The St. James Trust. Mr. O’Connor is an advisor to The St. James Trust and his family members are among the beneficiaries of the Trust. As of December 16, 2008, 203,087 shares were pledged in Mr. O’Connor’s personal brokerage account.

(6)	Includes 210,833 shares which Mr. O’Connor may acquire under outstanding stock options and 15,318 restricted shares.

(7)	The address of the St. James Trust is Standard Bank Offshore Trust Company Jersey Ltd., Standard Bank House, 47-49 La Motte Street, St. Helier, Jersey JE4 8XR, Channel Islands.

(8)	Scott J. Branch’s address is 708 Third Avenue, 7th Floor, New York, New York 10017.

(9)	Includes 367,647 shares owned by Mr. Branch’s spouse, Barbara Branch. As of December 16, 2008, 302,000 of these shares of were pledged.

(10)	Includes 140,000 shares which Mr. Branch may acquire under outstanding stock options and 15,318 restricted shares.

(11)	Barbara Branch’s address is 708 Third Avenue, 7th Floor, New York, New York 10017.

(12)	Includes 5,000 shares which Mr. Radziwill may acquire under outstanding stock options and 2,421 restricted shares.

(13)	Includes 569,853 shares owned by Goldcrown Asset Management Limited. Mr. Radziwill is a director and a beneficial owner of more than 10% of Goldcrown Asset Management Limited.

(14)	Includes 273,083 shares owned by Humble Trading Limited. Mr. Radziwill is affiliated with Humble Trading Limited but disclaims beneficial ownership of these shares.

(15)	The address of John Radziwill and Goldcrown Asset Management Limited is 1st Floor, 9 Walton Street, London SW3 2JD.

(16)	The address of Bares Capital Management, Inc. is 221 W 6th Street, Suite 1225 Austin, TX 78701

(17)	The address of Samuel and Eileen Taub is 141 South Linden Drive, Beverly Hills, California 90210.

(18)	The address for these three related entities is c/o DUMAC, LLC, 406 Blackwell St., Suite 300, Durham, North Carolina 27701.

(19)	The collective shares for these three entities totaling 621,000 are reflected in the total shares shown for Bares Capital Management.

(20)	The address of Diego J. Veitia is P.O. Box 1046, Winter Park, Florida 32790.

(21)	Includes 94,190 shares held by The Diego J. Veitia Family Trust (the “Veitia Family Trust”). Mr. Veitia is the settlor, sole trustee and primary beneficiary of the Veitia Family Trust.

(22)	Includes 2,427 restricted shares.

(23)	Includes 15,000 shares which Mr. Sephton may acquire under outstanding stock options and 30,499 restricted shares. As of December 16, 2008, 33,783 of these shares were held in a margin account.

(24)	Includes 21,500 shares which Mrs. McMurtry may acquire under outstanding stock options and 18,177 restricted shares.

(25)	Includes 11,199 shares which Dr. Miller may acquire under outstanding stock options and 2,330 restricted shares.

(26)	Includes 5,000 shares which Mr. Fowler may acquire under outstanding stock options and 2,330 restricted shares.

(27)	Includes 5,000 shares which Mr. Wheeler may acquire under outstanding stock options and 2,330 restricted shares.

(28)	Includes 413,532 shares which may be acquired under outstanding stock options and 91,578 restricted shares.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership of the common stock with the Securities and Exchange Commission.

Based solely on the review of such reports, the Company is not aware of any filed reports under Section 16(a) which were not filed on a timely basis during the 2008 fiscal year:

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has adopted a written Code of Ethics which is on the Company’s website. The Code of Ethics governs the behavior of all the Company’s employees, officers and directors, including the named executive officers. The Code of Ethics provides that no employee shall engage in any transaction involving the Company if the employee or a member of his or her immediate family has a substantial interest in the transaction or can benefit directly or indirectly from the transaction (other than through the employee’s normal compensation), unless the transaction or potential benefit and the interest have been disclosed to and approved by the Company.

If one of the Company’s executive officers has the opportunity to invest or otherwise participate in such a transaction, the policy requires the executive to contact the President and the Chairman of the Audit Committee. Any such transaction must be approved by the Audit Committee.

The Code of Ethics has been adopted by the Board of Directors and any exceptions to the policies set forth in the Code of Ethics must be requested in writing addressed to the Audit Committee of the Board of Directors. If an executive officer requests an exception, the request must be delivered to the Chairman of the Audit Committee and no exceptions shall be effective unless approved by the Audit Committee.

GENERAL INFORMATION

Shareholder Proposals

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2010 annual meeting of shareholders and that shareowners desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than September 17, 2009, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2010 annual meeting or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareowner must give advance written notice to the Company by December 1, 2009, as required by SEC Rule 14a-4(c)(1).

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Availability of Form 10-K

The Company will provide the Company’s Annual Report on Form 10-K for the 2008 fiscal year to shareholders, without charge, upon written request. Such requests should be submitted to Brian T. Sephton, Chief Financial Officer, International Assets Holding Corporation, 220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701. Exhibits to Form 10-K will also be provided upon specific request.

Diego J. Veitia Chairman

January 15, 2009

EXHIBIT I

INTERNATIONAL ASSETS HOLDING CORPORATION

2003 STOCK OPTION PLAN

(AS PROPOSED TO BE AMENDED)

International Assets Holding Corporation, a Delaware corporation, hereby adopts a stock option plan for its key employees, officers, directors and consultants, in accordance with the following terms and conditions.

1. Purpose of the Plan. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to executives, consultants and key employees of the Company as well as directors of the Company and its affiliates to purchase shares of the Company’s common stock and to provide incentives for them to put forth maximum efforts for the success of the Company’s business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

2. Definitions. For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:

(a) “Board of Directors” means the board of directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as currently in effect or as hereafter amended.

(c) “Company” means International Assets Holding Corporation, a Delaware corporation.

(d) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(e) “Eligible Employee” means all directors, consultants, officers, and executive, managerial, and other key employees of the Company or any Parent or Subsidiary. In order to be eligible for an Incentive Stock Option, a director or a consultant must also be a common law employee of the Company as provided in Section 422 of the Code; however, in order to be eligible for a Nonqualified Stock Option, a director or consultant need not be a common law employee of the Company.

(f) “Fair Market Value” as of a particular date shall mean the fair market value of the Common Stock. If the Common Stock is admitted to trading on a national securities exchange, fair market value of the Common Stock on any date shall be the closing price reported for the Common Stock on the last day proceeding such date on which a sale was reported. If the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, fair market value of the Common Stock on any date shall be the closing sale price reported for the Common Stock on such system on the last date preceding such date on which a sale was reported. If the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, the fair market value of the Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on the last date preceding such date on which both bid and ask prices were reported. If the Committee determines that the value of the Common Stock determined on the basis of selling or bid and asked prices as provided above in this Section 2(f) does not reflect the fair market value of the Common Stock because no actual sale prices or bona fide bid and asked prices are available for a date within a reasonable period before the valuation date, then the fair market value of the Common Stock shall be determined by the Board of Directors in its sole discretion and in good faith as required by Section 422 of the Code.

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(g) “Incentive Stock Option(s)” means a stock option granted to an Eligible Employee to purchase Shares which is intended to qualify as an “incentive stock option,” as defined in Section 422 of the Code.

(h) “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months or (ii) has purchased on the open market.

(i) “Nonqualified Stock Option(s)” means a stock option granted to an Eligible Employee to purchase Shares which is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(j) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(k) “Option” means any unexercised and unexpired Incentive Stock Option or Nonqualified Stock Option issued under this Plan, or any portion thereof remaining unexercised and unexpired.

(l) “Option Agreement” means a written agreement by and between the Company and an Optionee setting forth the terms and conditions of the Option granted by the Board of Directors to such Optionee.

(m) “Optionee” means any Eligible Employee who is granted an Option as provided in the Plan.

(n) “Parent” means any present or future “parent corporation” of the Company as such term is defined in Section 424(e) of the Code and which the Board of Directors of the Company has elected to be covered by the Plan.

(o) “Plan” means this International Assets Holding Company 2003 Stock Option Plan, as amended from time to time.

(p) “Share” means a share of Stock.

(q) “Stock” means authorized and unissued shares of the Company’s Common Stock, $.01 par value per share, or treasury shares of such class.

(r) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code and which the Board of Directors has elected to be covered by the Plan.

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(s) Where applicable, the terms used in this Plan have the same meaning as the terms used in the Code and the regulations and rulings issued thereunder and pursuant thereto, with reference to Options.

3. Stock Subject to Option.

(a) Available Shares. The total number of Shares which may be issued by the Company to all Optionees under this Plan is 1,500,000 Shares. [NOTE: This amount will be increased to 2,250,000 if the Amendment is approved.] Except as otherwise provided in Section 3(b) of the Plan, the total number of Shares which may be so issued may be increased only by a resolution adopted by the Board of Directors and approved by the shareholders of the Company.

(b) Expired Options and Delivered Shares. If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, the Shares (or remaining Shares) subject to that particular Option shall again be available for grant under this Plan. If any Shares (whether subject to or received pursuant to an Option granted under the Plan, purchased on the open market, or otherwise obtained, and including Shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the exercise price of an Option) are withheld or applied as payment by the Company in connection with the exercise of an Option or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the number of Shares available, as applicable, for future Options under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

4. Administration of the Plan.

(a) Board of Directors. This Plan shall be administered by the Board of Directors who may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting, or reduced to writing and signed by all of the members of the Board of Directors. Subject to the Company’s Bylaws, all decisions made by the Board of Directors in selecting Optionees, establishing the number of shares and terms applicable to each Option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, shareholders, Optionees, and purchasers of shares pursuant to this Plan. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or an Option granted hereunder.

(b) Compensation Committee. The Board of Directors may from time to time appoint a Compensation Committee, consisting of not less than two (2) directors (the “Committee”). The Board of Directors may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, as amended, pertaining to, among other things, Section 16(b). The Board of Directors may from time to time, at its sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Board of Directors only. Where the context requires, the Board of Directors shall mean the Committee, if appointed, for matters dealing with administration of the Plan.

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(c) Authorization of Officers to Grant Options. In accordance with applicable law, the Board of Directors may, by a resolution adopted by the Board of Directors, authorize one or more Officers to designate Eligible Employees (excluding the Officer so authorized) to be Optionees of Options and determine the number of Options to be granted to such Eligible Employees; provided, however, that the resolution adopted by the Board of Directors so authorizing such Officer or Officers shall specify the total number and the terms (including the exercise price, which may include a formula by which such price may be determined) of Options such Officer or Officers may so grant.

(d) Compliance with Internal Revenue Code. The Board of Directors (or committee if appointed) shall at all times administer this Plan and make interpretations hereunder in such a manner that Options granted hereunder designated as Incentive Stock Options will meet the requirements of Section 422 of the Code.

5. Selection of Optionees.

(a) Discretion of the Board of Directors. In determining which Eligible Employees shall be offered Options, as well as the terms thereof, the Board of Directors shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Board of Directors deems relevant.

(b) Limitation on Incentive Stock Options. The aggregate Fair Market Value, determined on the date of grant, of Shares with respect to which any Incentive Stock Options under the Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall be deemed a Nonqualified Stock Option.

(c) Limitation on Annual Grants of Options. No Eligible Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 300,000 Shares. The limitation described in this Section 5(c) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Sections 12 or 13 of the Plan), the canceled Option will be counted against the limitation described in this Section 5(c).

6. Option Agreement. Subject to the provisions of this Plan, each Option granted to an Optionee shall be set forth in an Option Agreement upon such terms and conditions as the Board of Directors determines, including a vesting schedule. Each such Option Agreement shall incorporate the provisions of this Plan by reference. The date of the grant of an Option is the date specified in the Option Agreement. Any Option Agreement shall clearly identify the corresponding Option as an Incentive Stock Option or Nonqualified Stock Option.

7. Option Prices.

(a) Determination of Option Price. Except as otherwise provided by this Section 7(a), the option price for Stock shall not be less than one hundred percent (100%) of the fair market value of the Stock on the date of the grant of such Option. The option price for Stock granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date of the grant of such Option. Any Option that is (1) granted to an Eligible Employee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Eligible Employee immediately prior to such Acquisition, and (3) intended to preserve for the Eligible Employee the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Board of Directors determines to be necessary to achieve such preservation of economic value. Any Option that is granted to an Eligible Employee not previously employed by the Company, or a Parent or Subsidiary, as a material inducement to the Eligible Employee’s commencing employment with the Company may be granted with such exercise price as the Board of Directors determines to be necessary to provide such material inducement.

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(b) Determination of Stock Ownership. For purposes of paragraphs 7 and 8, an Optionee’s common stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

8. Term of Option. The term of an Option may vary within the sole discretion of the Board of Directors, provided, however, that the term of an Incentive Stock Option granted to an Eligible Employee shall not exceed ten (10) years from the date of grant of such Incentive Stock Option. An Incentive Stock option may be cancelled only in connection with the termination of employment or death of the Optionee (as more particularly described in paragraph 9 hereof). A Nonqualified Stock Option may be cancelled only in connection with the termination of employment (or consulting contract) or death of an Optionee, or the removal or resignation of an Optionee who is a director.

9. Exercise of Option.

(a) Limitation on Exercise of Option. Except as otherwise provided herein, the Board of Directors, in its sole discretion, may limit an Option by restricting its exercise in whole or in part to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Option Agreement. The Board of Directors, in its sole discretion, may accelerate the vesting of any Option at any time.

(b) Exercise Prior to Cancellation. An Option shall be exercisable only during the term of the Option as long as the Optionee is in “Continuous Employment” with the Company or is continually on the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof. Notwithstanding the preceding sentence, as long as the Option’s term has not expired, and unless otherwise provided in the Option Agreement, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable;

(i) for a period ending ninety (90) days after the Optionee has terminated his Continuous Employment with the Company, unless the Optionee was terminated for cause by the Company in which case the Option terminates on notice of termination of employment; or

(ii) for a period ending ninety (90) days after the removal or resignation of the Optionee from the Board of Directors, which such Optionee has served; or

(iii) by the estate of the Optionee, within one (1) year after the date of the Optionee’s death, if the Optionee should die while in the Continuous Employment of the Company or while serving on the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof; or

(iv) within one (1) year after the Optionee’s employment with the Company terminates, if the Optionee becomes disabled during Continuous Employment with the Company and such disability is the cause of termination.

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For purposes of this Plan, the term “Continuous Employment” shall mean the absence of any interruption or termination of employment (or termination of a consulting contract) by the Company or any Parent or Subsidiary which now exists or hereafter is organized or acquired by the Company. Continuous Employment with the Company shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between any Parent or Subsidiary, or successor thereof. The term “cause” as used in this subparagraph 9(b) shall mean: (i) commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (ii) failure to adhere to Company’s reasonable directives and policies, willful disobedience or insubordination; (iii) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company or any Parent or Subsidiary; (iv) recruitment of Company or any Parent or Subsidiary personnel on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof; or (v) solicitation of business on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof.

(c) Method of Exercising an Option. Subject to the provisions of any particular Option, including any provisions relating to vesting of an Option, an Optionee may exercise an option, in whole or in part, by written notice to the Company stating in such written notice the number of Shares such Optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by the applicable state and federal securities laws. If, after receipt of such information, the Optionee desires to withdraw such notice of exercise, the Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the Shares. In no event may an Option be exercised after the expiration of its term. An Optionee is under no obligation to exercise an Option or any part thereof.

(d) Payment for Option Stock. The exercise of any option shall be contingent upon receipt by the Company of the acceptable form of consideration equal to the full option price of the Shares being purchased. The acceptable form of consideration may consist of any combination of cash, certified bank check, wire transfer or, subject to the approval of the Administrator:

(i) Mature Shares; or

(ii) pursuant to procedures approved by the Board of Directors, (A) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Optionee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise. For purposes of this paragraph 9, Mature Shares that are delivered in payment of the option price shall be valued at their Fair Market Value. In the alternative, the Board of Directors may, but is not required to, accept a promissory note, secured or unsecured, in the amount of the option price made by the Optionee on terms and conditions satisfactory to the Board of Directors.

(e) Delivery of Stock to Optionee. Provided the Optionee has delivered proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of Shares which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of Shares, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal or state income tax withholding requirements.

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10. Nontransferability of Options. Except as otherwise provided in paragraph 9(b)(iii) and (iv) hereof, an Option granted to an Optionee may be exercised only during such Optionee’s lifetime by such Optionee. An Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process by any creditors of the Optionee. Upon any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions hereof, such option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

11. Compliance with the Securities Laws.

(a) Optionee’s Written Statement. The Board of Directors may, in its sole discretion, require that at the time an Optionee elects to exercise his Option, he shall furnish a written statement to the Company that he is acquiring such Shares for investment purposes only and that he has no present intention of reselling or otherwise disposing of such Stock, along with a written acknowledgment that the Option and the Shares pertaining to the Option are not registered under the Securities Act of 1933, as amended (the “Act”), the Florida securities laws, or any other state securities laws. In the event that Shares subject to the Option are registered with the Securities and Exchange Commission, an Optionee shall no longer be required to comply with this subparagraph 11(a).

(b) Registration Requirements. If at any time the Board of Directors determines, in its sole discretion, that the listing, registration or qualification .of the Shares subject to the Option upon any securities exchange or under any state or federal securities laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, then the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board of Directors).

(c) Restrictions on Transfer of Shares. The Shares acquired by an Optionee pursuant to the exercise of an Option hereunder shall be freely transferable; provided, however, that such Shares may not be sold, transferred, pledged or hypothecated, unless (i) a registration statement covering the securities is effective under the Act and appropriate state securities laws, or (ii) an opinion of counsel, satisfactory to the Company, that such sale, transfer, pledge or hypothecation may legally be made without registration of such shares under federal or state securities laws has been received by the Company.

(d) Restrictive Legend. In order to enforce the restrictions imposed upon Shares under this Plan, the Company shall make appropriate notation in its stock records or, if applicable, shall issue an appropriate stock transfer instruction to the Company’s stock transfer agent. In addition, the Company may cause a legend or legends to be placed on any certificates representing Shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions in substantially the following form:

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“THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED UNDER THE INTERNATIONAL ASSETS HOLDING CORPORATION STOCK OPTION PLAN (THE “PLAN”) AND ARE SUBJECT TO THE TERMS AND PROVISIONS OF SUCH PLAN.

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT OR ANY OTHER STATE SECURITIES LAWS, AND, THEREFORE, CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

12. Changes in capital structure of company. In the event of a capital adjustment resulting from a stock dividend, stock split, reclassification, recapitalization, or by reason of a merger, consolidation, or other reorganization in which the company is the surviving corporation, the board of directors shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by this plan, or in the number, option price and kind of shares covered by the options granted. The company shall give notice of any adjustment to each optionee and such adjustment shall be deemed conclusive. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the board of directors, and any such adjustment may provide for the elimination of fractional shares.

13. Reorganization Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, or any merger or combination in which the Company is involved, in which the Company is not a surviving corporation, or a transfer by the Company of substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Code, all outstanding Options shall thereupon terminate, unless such Options are assumed or substitutes therefor are issued (within the meaning of Section 425(a) of the Code) by the surviving or acquiring corporation in any such merger, combination or other reorganization. Notwithstanding the previous sentence, the Company shall give at least fifteen (15) days written notice of such transaction to holders of unexercised Options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board of Directors, in its sole discretion, may elect to accelerate the vesting schedules of all Options previously issued upon such notice, and the holders thereof may exercise such options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options.

14. Notification of Disqualifying Disposition. If an Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an Incentive Stock Option on or before the later of (i) two years after the date of grant, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.

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15. Escrow. In order to enforce the restrictions imposed upon shares under this Plan, the Board of Directors or Stock Option Plan Committee may require any Optionee to enter into an Escrow Agreement providing that the certificates representing shares issued pursuant to this Plan shall remain in the physical custody of an escrow holder until any or all of such restrictions have terminated.

16. Application of Funds. All proceeds received by the Company from the exercise of Options shall be paid into its treasury and such proceeds shall be used for general corporate purposes.

17. Optionee’s Rights as a Holder of Shares.

(a) Prior to Exercise. No Optionee or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any share of Stock subject to an Option unless and until stock certificates of such Shares are issued to such person or persons pursuant to the terms of this Plan. Except as otherwise provided in paragraph 12 of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

(b) Dividends. Purchasers of Stock pursuant to this Plan will be entitled, after issuance of their stock certificates, to any dividends that may be declared and paid on the Shares registered in their names. A stock certificate representing dividends declared and paid in Shares shall be issued and delivered to the purchaser after such shares have been registered in the purchaser’s name. Such stock certificate shall bear the legends set forth above and shall be subject to the provisions of this Plan, the Option Agreement and any escrow arrangement.

(c) Voting Rights. Purchasers of shares of the Stock shall be entitled to receive all notices of meetings and exercise all voting rights of a shareholder with respect to the Shares purchased.

18. Amendment and Termination of the Plan.

(a) Discretion of the Board of Directors. The Board of Directors may amend or terminate this Plan at any time; provided, however, that (i) any such amendment or termination shall not adversely affect the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Grantee and the Company; and (ii) the Company shall obtain shareholder approval of any Plan amendment to the extent the Board determines that such approval is necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(b) Automatic Termination. This Plan shall terminate ten (10) years after its approval by the shareholders of the Company or its adoption by the Board of Directors, whichever is earlier, unless the Board of Directors shall, in its discretion, elect to terminate this Plan at an earlier date. Options may be granted under this Plan at any time and from time to time prior to termination of the Plan under this subparagraph 18(b). Any Option outstanding at the time the Plan is terminated under this subparagraph 18(b) shall remain in effect until the Option is exercised or expires.

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19. Miscellaneous.

(a) Notices. All notices and elections by an Optionee shall be in writing and delivered in person or by mail to the President or Treasurer of the Company at the principal office of the Company.

(b) Effective Date of the Plan. The effective date of this Plan shall be the earlier of the date on which the Board adopts the Plan, or the date of its approval by the shareholders of the Company.

(c) Employment. Nothing in the Plan or in any Option granted hereunder, or in any Stock Option Agreement relating thereto shall confer upon any employee of the Company or any Subsidiary, or any successor thereof, the right to continue in the employ of the Company or any Subsidiary.

(d) Plan Binding. The Plan shall be binding upon the successors and assigns of the Company.

(e) Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

(f) Headings. Captioned headings of paragraphs and subparagraphs hereof are inserted for convenience and reference, and constitute no part of the Plan.

(g) Applicable Law. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of the State of Florida and the United States of America.

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EXHIBIT II

INTERNATIONAL ASSETS HOLDING CORPORATION

2007 EXECUTIVE PERFORMANCE PLAN

(As Proposed To Be Amended)

Section 1. Purpose of Plan.

The purpose of the Plan is to promote the success of the Company by providing participating executives with incentive compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 2. Definitions and Terms.

2.1 Accounting Terms. Except as otherwise expressly provided or required by the context, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Company, prepared in the ordinary course of business (“GAAP”).

2.2 Specific Terms. The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

“Adjusted EBITDA” for any period means EBITDA for such period, adjusted to reflect the value of the Company’s commodities inventory on a marked to market basis and changes in estimated values of forward commitments to purchase and sell commodities.

“Adjusted EBITDA Per Share” for any period means Adjusted EBITDA for such period, divided by the weighted average number of shares of common stock outstanding during the period, as determined in accordance with GAAP for the calculation of basic earnings per share.

“Adjusted EBITDA Growth” means the percentage change in Adjusted EBITDA Per Share for any Year compared to the Adjusted EBITDA Per Share for the prior Year.

“Adjusted Net Income” for any period means the Net Income for such period, adjusted to reflect the value of the Company’s commodities inventory on a marked to market basis, changes in estimated values of forward commitments to purchase and sell commodities and an appropriate notional tax adjustment.

“Adjusted Operating Revenues” for any period means the Company’s consolidated operating revenues for such period, adjusted to reflect the value of the Company’s commodities inventory on a marked to market basis and changes in estimated values of forward commitments to purchase and sell commodities.

“Adjusted Return on Equity” for any Year means the Adjusted Net Income for such Year, divided by the average of the Adjusted Shareholders Equity of the Company at the beginning and end of the Year; subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6.

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“Adjusted Shareholders Equity” as of any date means the Company’s consolidated common shareholders equity as of such date, adjusted to reflect the cumulative value of adjustments made in the calculation of Adjusted Net Income as defined above.

“Award” means an award under this Plan of a conditional opportunity to receive a Bonus if the applicable Performance Target(s) is (are) satisfied in the applicable Performance Period, or an award of Restricted Stock, the vesting of which will occur if the applicable Performance Target(s) is (are) satisfied in the applicable Performance Period.

“Base Salary” in respect of any Performance Period means the aggregate base annualized salary of a Participant from the Company and all affiliates of the Company at the time the Participant is selected to participate for that Performance Period, exclusive of any variable compensation, commissions or other actual or imputed income from any Company-provided benefits or perquisites, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of the Code or contributions to a cafeteria plan under Section 125 of the Code.

“Bonus” means a cash payment or a cash payment opportunity under the Plan, as the context requires.

“Business Criteria” means a combination of Increase in Share Price, Adjusted Return on Equity, Control of Fixed Costs, Control of Variable Costs and Adjusted EBITDA Growth.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Company’s Board of Directors or such other Committee as from time to time the Board of Directors may designate to administer the Plan in accordance with Section 3.1 hereof and Section 162(m).

“Company” means International Assets Holding Corporation, a Delaware corporation.

“Control of Fixed Costs” means, in respect of any Performance Period, the percentage derived by dividing the actual fixed costs incurred by the Company, calculated on a consolidated basis, during such Performance Period, by the Performance Target for fixed costs for such Performance Period (which Performance Target will be expressed as a fixed amount).

“Control of Variable Costs” means, in respect of any Performance Period, the percentage derived by dividing the variable costs of the Company, calculated on a consolidated basis and expressed as a percentage of Adjusted Operating Revenues, during such Performance Period, by the Performance Target for the variable costs for such Performance Period (which Performance Target will be expressed as a percentage of Adjusted Operating Revenues).

“EBITDA” for any period means the Net Income of the Company for such period, before (i) interest income; (ii) interest expense; (iii) income taxes; and (iv) depreciation and amortization, but after reduction in respect of pre-tax minority shareholder interests in any subsidiary of the Company.

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“Executive” means a key employee (including any officer) of the Company who is (or in the opinion of the Committee may during the applicable Performance Period become) a “covered employee” for purposes of Section 162(m).

“Increase in Share Price” means, in respect of any Performance Period, the percentage increase, if any, in the Share Price during such Performance Period after taking into account any stock split or consolidation.

“Net Income” for any period means the consolidated net income of the Company for such period, as reported in the consolidated financial statements of the Company; subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6.

“Options” means options to acquire the Company’s common stock issued pursuant to the Stock Option Plan.

“Participant” means an Executive selected to participate in the Plan by the Committee.

“Performance Period” means the Year or Years (or portions thereof) with respect to which the Performance Targets are set by the Committee.

“Performance Target(s)” means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 4.2 for each Participant for the applicable Performance Period in respect of any one or more of the Business Criteria.

“Plan” means this 2007 Executive Performance Plan, as amended from time to time.

“Restricted Stock” means an Award of Shares under Section 4.10 that are nontransferable and subject to forfeiture conditions and other restrictions on ownership until specific vesting conditions established by the Committee under the Award are satisfied.

“Restricted Stock Plan” means the Company’s 2007 Restricted Stock Plan, as amended, or any other shareholder approved stock incentive plan of the Company.

“Section 162(m)” means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

“Share Price” shall mean, as of any day, the value of the common stock determined as follows:

(i) if the Shares are listed on any established stock market or traded on the Nasdaq National Market or Nasdaq Capital Market, the per share closing sales price for the Shares (or the closing bid if no sales are reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the common stock) on the last market trading day prior to the date of determination, as reported in the Wall Street Journal or such other sources as the Board deems as reliable; or

(ii) in the absence of such markets for the Shares, the per share fair market value of the Shares as determined in good faith by the Board.

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“Shares” means shares of common stock of the Company or any securities or property, including rights into which the same may be converted by operation of law or otherwise.

“Stock Option Plan” means the Company’s 2003 Stock Option Plan.

“Substitute Options” has the meaning provided in Section 4.11.

“Year” means a fiscal year of the Company commencing on or after October 1, 2006 that constitutes all or part of the applicable Performance Period and ends no later than September 30, 2011.

Section 3. Administration of the Plan.

3.1 The Committee. The Plan shall be administered by a Committee consisting of at least three members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan who are “outside directors” within the meaning of Section 162(m).

3.2 Powers of the Committee. The Committee shall have the sole authority to establish and administer the Business Criteria and Performance Target(s) and the responsibility of determining from among the Executives those persons who will participate in and receive Awards under the Plan and, subject to the terms of the Plan, the amount or Shares under such Awards, and the time or times at which and the form and manner in which Awards will be paid (which may include elective or mandatory deferral alternatives) and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Awards under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.

3.3 Requisite Action. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

3.4 Express Authority (and Limitations on Authority) to Change Terms and Conditions of Awards; Acceleration or Deferral of Payment. Without limiting the Committee’s authority under other provisions of the Plan, but subject to any express limitations of the Plan and compliance with Section 162(m), the Committee shall have the authority to accelerate an Award (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for an Award (including any forfeiture conditions, but not Performance Target(s)), in such circumstances as the Committee deems appropriate. In the case of any acceleration of an Award after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody’s Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for purposes of Section 162(m)). Any deferred payment shall be subject to Section 4.9 and, if applicable, Section 4.10. In addition, and notwithstanding anything elsewhere in the Plan to the contrary, the Committee shall have the authority to provide under the terms of an Award that payment or vesting shall be accelerated upon the death or disability of a Participant, a change in control of the Company, or upon termination of the Participant’s employment without cause or as a constructive termination, as and in the manner provided by the Committee, and subject to such provision not causing the Award to fail to satisfy the requirements for performance-based compensation under Section 162(m) generally.

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Section 4. Bonus Awards.

4.1 Provision for Bonus. Pursuant to the Plan, the Bonus for which each Participant is eligible will be based on the Business Criteria established pursuant to the Plan (i.e., a combination of Increase in Share Price, Adjusted Return on Equity, Control of Fixed Costs, Control of Variable Costs and Adjusted EBITDA Growth). Each Year, for each Participant, the Committee will establish a specific Performance Target with respect to each of the Business Criteria, along with a targeted amount of Bonus payable if such Performance Target is achieved. If a Performance Target is exceeded with respect to any of the Business Criteria, the Bonus payable may go up, whereas if a Performance Target is not attained, the Bonus payable may go down, all in accordance with the Committee’s determinations pursuant to the Plan. For each Year, the applicable Performance Targets and Performance Periods, as well as target Bonuses for each of the Participants, will be determined by the Committee based upon the same Business Criteria and consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained in any Year, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or may pay no Bonus at all, unless the Committee otherwise expressly provides by written contract or other written commitment.

4.2 Selection of Performance Target(s). The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m). The Performance Target(s) with respect to any Performance Period may be established on a cumulative basis or in the alternative, and may be established on a stand-alone basis with respect to the Company or on an a relative basis with respect to any peer companies or index selected by the Committee. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Target(s) are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.3, 4.7, 5.1 and 5.8. The objective formula or standard shall preclude the use of discretion to increase the maximum amount of any Bonus earned pursuant to the terms of the Award.

4.3 Maximum Individual Bonus. Notwithstanding any other provision hereof, no Executive shall receive a Bonus under the Plan for any one Year in excess of three million dollars ($3,000,000.00). The foregoing limit shall be subject to adjustments consistent with Section 3.4 in the event of acceleration or deferral.

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4.4 Selection of Participants. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who will participate in the Plan.

4.5 Effect of Mid-Year Commencement of Service; Termination of Employment. To the extent compatible with Sections 4.2 and 5.8, if services as an Executive commence after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant a Bonus that is proportionately adjusted based on the period of actual service during the Year; the amount of any Bonus paid to such person shall not exceed that proportionate amount of the applicable maximum individual bonus under Section 4.3. In the event of the termination of employment of a Participant prior to the payment of a Bonus, the Participant shall not be entitled to any payment in respect of the Bonus, unless otherwise expressly provided by the terms of the Awards or other written contract with the Company.

4.6 Adjustments.

4.6.1 To preserve the intended incentives and benefits of an Award based on Adjusted Return on Equity or Adjusted EBITDA Growth, the Committee shall apply the objective formula or standard with respect to the applicable Performance Target in a manner that shall eliminate, in whole or in part, in such manner as is specified by the Committee, the effects of the following:

(i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period;

(ii) the gain, loss, income or expense reported by the Company in its public filings with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, excluding gains or losses on the early extinguishment of debt, as determined in accordance with Opinion No. 30 of the Accounting Principles Board, and

(iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part.

The Committee may, however, provide at the time the Performance Targets are established that one or more of the foregoing adjustments will not be made as to a specific Award. In addition, the Committee may determine at the time the Performance Targets are established that other adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period:

(b) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation,

(c) the impact of impairment of tangible or intangible assets,

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(d) the impact of restructuring activities, including but not limited to reductions in force, that are reported in the Company’s public filings covering the Performance Period, and

(e) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year.

Each of the adjustments described in this Section 4.6 may relate to the Company as a whole or any part of the business or operations of the Company or its affiliates, as determined by the Committee at the time the Performance Targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Business Criteria, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any Shares, to reflect a change in the Company’s capitalization, such as a stock split or dividend, or a corporate transaction, such as a merger, consolidation, separation (including a spin-off or other distribution of stock or property), or a reorganization of the Company.

4.7 Committee Discretion to Determine Bonuses. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Bonus shall be calculated (in accordance with Sections 4.1 and 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.3 of the Plan or award a Bonus under this Plan if the qualifying ranges of Performance Target(s) have not been satisfied.

4.8 Committee Certification. No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

4.9 Time of Payment; Deferred Amounts. Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee’s determinations under this Section 4 and the certification of the Committee’s findings under Section 4.8. Any such payment shall be in cash or cash equivalent or in such other form of equal value on such payment date (including Restricted Shares as contemplated by Section 4.10) as the Committee may approve or require, subject to applicable withholding requirements and, if applicable, Section 4.10. Notwithstanding the foregoing, the Committee, in its sole discretion (but subject to compliance with Section 162(m) and to any prior written commitments and to any conditions consistent with Sections 3.4, 4.3, 4.10 and 5.8 that it deems appropriate), defer the payout or vesting of any Bonus and/or provide to Participants the opportunity to elect to defer the payment of any Bonus under a nonqualified deferred compensation plan and as contemplated by Section 4.10. In the case of any deferred payment of a Bonus after the attainment of the applicable Performance Target(s), any amount in excess of the amount otherwise payable shall be based on either Moody’s Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for purposes of Section 162(m)) over the deferral period or the return over the deferral period of one or more predetermined actual investments (including Shares) such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s), unless the alternative deferred payment is otherwise exempt from the limitations under Section 162(m).

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4.10 Payouts of Bonus through Restricted Stock. Subject to Sections 4.11 and 4.12, a portion of any Bonus payable under the Plan will be paid in the form of Restricted Stock issued to the Participant at a discount of 25% to the market value of the Company’s common stock (determined as of the date that is 75 days following the end of the applicable Performance Period, or, if later, 15 days after the amount of the Bonus is determined and certified by the Committee pursuant to Section 4.8), which Restricted Stock will vest at the rate of one-third per year, with the first one-third to vest at the end of the first year and each subsequent one-third to vest at the end of each subsequent year, all as specified with greater particularity in an Award Agreement entered into in accordance with the Restricted Stock Plan. The specific portion of each Bonus payable in Restricted Stock pursuant to this Section 4.10 in respect of any Performance Period will be based on a schedule (the “Restricted Stock Schedule”) established by the Committee in its discretion at or about the time the Committee establishes the Performance Targets applicable during such Performance Period. Any Restricted Stock which may be issued hereunder shall thereafter be subject to adjustments for changes in corporate capitalization as provided in the Restricted Stock Plan. Dividend equivalent rights thereafter earned may be accrued and payable in cash or Shares or any combination thereof, in the Committee’s discretion. In its discretion, the Committee may waive the provisions of this Section 4.10 and choose to pay 100% of any Bonus payable under the Plan, regardless of amount, entirely in cash (for example, in the case of a Participant who already holds a substantial number of Shares). Likewise, in its discretion, the Committee may alter the vesting period or reduce the discount applicable to any Restricted Stock award hereunder. In the event sufficient Shares are not available pursuant to the Restricted Stock Plan to pay any portion of any Bonus in Restricted Stock in accordance with this Section 4.10, then such portion of the Bonus will be payable in cash.

4.11 Election to Receive Options in Lieu of Restricted Stock. In any case in which a Bonus is to be paid to a Participant in part in the form of Restricted Stock, the Participant may elect to exchange up to 33% of shares of such Restricted Stock (or the right to receive the same) for Options to acquire three (3) times such number of shares of the Company’s common stock pursuant to and in accordance with the Stock Option Plan (the “Substitute Options”). The Substitute Options will have the following terms: (1) the initial exercise price will be equal to the Fair Market Value (as defined in the Stock Option Plan) of the Company’s common stock on the date that the Substitute Options are granted, (ii) the Substitute Options will have a term of four (4) years, (iii) the right to exercise the Substitute Options will vest at the rate of one-third per year, with the first one-third to vest at the end of the first year and each subsequent one-third to vest at the end of each subsequent year, and (iv) other terms to be established by the Committee in accordance with the terms of the Stock Option Plan. A Participant’s election to receive Substitute Options hereunder shall be made by written notice to the Committee not more than five (5) days following the Participant’s receipt of notice that the Participant has been awarded Restricted Stock pursuant to Section 4.10.

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4.12 Maximum Awards. Without limiting the terms of the Restricted Stock Plan, the maximum number of Shares that may be subject to Restricted Stock granted to any one Participant pursuant to Section 4.10 shall be limited to forty thousand (40,000) Shares per Year, subject to adjustment to reflect changes in corporate capitalization in the same manner as provided in the Restricted Stock Plan.

Section 5. General Provisions.

5.1 No Right to Awards or Continued Employment. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan shall be held or construed to confer upon any person any legal right to receive, or any interest in, an Award or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise. Nothing in this Section 5.1, however, is intended to adversely affect any express independent right of any person under a separate employment agreement. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Target(s) have been attained and/or the individual maximum amounts hereunder have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated or any prorated amount based on service during the period, unless the Committee otherwise expressly provides by written contract or other written commitment.

5.2. Discretion of Company, Board of Directors and Committee. Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

5.3 No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant or former Participant shall be no greater than those of a general unsecured creditor or shareholder of the Company, as the case may be.

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5.4 Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 5.4 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant’s legal representative or beneficiary or (ii) after the disability of a Participant to the disabled Participant’s personal representative.

5.5 Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware.

5.6 Non-Exclusivity. The Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, including, without limitation, the issuance of restricted stock under the Restricted Stock Plan.

5.7 Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and Awards made hereunder satisfy and be interpreted in a manner that, in the case of Participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

Section 6. Amendments, Suspension or Termination of Plan.

The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment shall be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable provisions of Section 162(m).

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EXHIBIT A

Performance Targets And Target Bonuses For The Year Ending September 30, 2009

Approved by the Company’s Compensation Committee

EXECUTIVE PERFORMANCE PLAN – FISCAL 2009

				Target
Increase in share price	<4%	4-7.99%	8-11.99%	12-15.99%	16-19.99%	>19.99%
% adjustment	0%	-60%	-40%		+60%	+100%

Adjusted return on equity	<8%	8-11.99%	12-14.99%	15-17.49%	17.5-19.99%	>19.99%
% adjustment	0%	-60%	-40%		+40%	+100%

Fixed costs	>14.99%	10-14.99%	5-9.99%	0-4.99%	0-(4.99)%	<(4.99)%
% adjustment	0%	-60%	-40%		+20%	+60%

Variable costs	>39.49%	36.5-39.49	33.5-36.49	30.5-33.49	27.5-30.49%	<27.5%
% adjustment	0%	-60%	-40%		+20%	+60%

Adjusted EBITDA growth	<5%	5-9.99%	10-19.99%	20-29.99%	30-39.99%	>40%
% adjustment	0%	-60%	-40%		+60%	+100%

* 2009 performance target for fixed costs (expressed as a fixed amount): $34,487,881
** 2009 performance target for variable costs (expressed as a percentage of total operating revenues): 31.9%

Totals				2,543,750
Sean M. O’Connor				925,000
Scott J. Branch				925,000
Brian T. Sephton				693,750

EXHIBIT B

RESTRICTED STOCK SCHEDULE FOR THE YEAR ENDING SEPTEMBER 30, 2009

Subject to the discretion of the Compensation Committee, in respect of the fiscal year ending September 30, 2009, the portion of each Bonus under the Plan that will be payable in Restricted Stock pursuant to Section 4.10 of the Plan will be based on a sliding scale, as follows:

Portion of Bonus not exceeding $200,000: 15%

Portion of Bonus exceeding $200,000 but not exceeding $400,000: 20%

Portion of Bonus exceeding $400,000 but not exceeding $600,000: 25%

Portion of Bonus exceeding $600,000: 30%

PROXY

INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. CENTRAL PARKWAY

SUITE 2060

ALTAMONTE SPRINGS, FLORIDA 32701

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS DIEGO J. VEITIA AND SEAN M. O'CONNOR, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF INTERNATIONAL ASSETS HOLDING CORPORATION HELD OF RECORD BY THE UNDERSIGNED ON JANUARY 2, 2009, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 26, 2009, OR ANY ADJOURNMENT THEREOF.

The shares represented by this proxy when properly executed, will be voted as specified by the undersigned shareholder(s) in items 1, 2, 3 and 4 below. If this card contains no specific voting instructions, the shares will be voted FOR the election of all nominees for director; FOR the ratification of Rothstein, Kass & Co. P.C. as the Company’s independent public accountants; FOR the approval of the proposed amendment to the Company’s 2003 Stock Option Plan to increase the total number of shares authorized for issuance under the plan; and FOR the approval of the proposed amendment to the Company’s 2007 Executive Performance Plan to amend the criteria utilized to determine the level of compensation payable under the Plan.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

Δ FOLD AND DETACH HERE Δ

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Please mark your votes as indicated in this example	☒

			FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1.	To elect seven directors Nominees:		☐	☐	☐	2.	To ratify the appointment of Rothstein, Kass & Co. P.C. as the Company's registered independent public accountants for the 2009 fiscal year.	☐	☐	☐

	01 Diego J. Veitia 02 Sean M. O'Connor 03 Scott J. Branch 04 Robert A. Miller	05 John Radziwill 06 Justin R. Wheeler 07 John M. Fowler				3.	To approve an amendment to the Company’s 2003 Stock Option Plan to increase the total number of shares authorized for issuance under the plan from 1,500,000 shares to 2, 250,000 shares.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions						4. 0 0 0 5.

To approve an amendment to the Company’s 2007 Executive Performance Plan to amend the criteria utilized to determine the level of compensation payable under the Plan.

In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

								☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting date.

International Assets

Holding Corporation

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

http://materials.proxyvote.com/459028

INTERNET http://www.proxyvoting.com/iaac Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.